UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
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IDM Pharma, Inc.

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IDM Pharma, Inc.
9 Parker, Suite 100
Irvine, CA 92618

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held On June 14, 2007

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of IDM Pharma, Inc., a Delaware corporation (“IDM”). The meeting will be held on Thursday, June 14, 2007 at 8:00 a.m. Pacific Daylight Time at our offices at 9 Parker, Suite 100, Irvine, California 92618 for the following purposes:

1.	To elect seven directors to serve for the ensuing year and until their successors are elected.

2.	To approve an amendment to the IDM Pharma, Inc. 2000 Stock Plan to increase the number of shares of IDM’s common stock available for issuance under such plan from 2,228,571 to 2,828,571 shares.

3.	To ratify the selection by the Audit Committee of the Board of Directors of Ernst & Young LLP, Independent Registered Public Accounting Firm, as the independent auditors of IDM for its fiscal year ending December 31, 2007.

4.	To conduct any other business properly brought before the meeting.

These items of business are more fully described in the Proxy Statement accompanying this Notice.

The record date for the Annual Meeting is April 23, 2007. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.

By Order of the Board of Directors

Jean-Loup Romet-Lemonne, M.D.
Chief Executive Officer

Irvine, California
May 4, 2007

You are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please complete, date, sign and return the enclosed proxy, or vote over the telephone or the Internet as instructed in these materials, as promptly as possible in order to ensure your representation at the meeting. A return envelope (which is postage prepaid if mailed in the United States) is enclosed for your convenience. Even if you have voted by proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

PROXY STATEMENT FOR THE 2007 ANNUAL MEETING OF STOCKHOLDERS
QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING
PROPOSAL 1
INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
PROPOSAL 2
EQUITY COMPENSATION PLAN INFORMATION
PROPOSAL 3 RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS
EXECUTIVE OFFICERS
Security Ownership of Certain Beneficial Owners and Management
EXECUTIVE COMPENSATION
TRANSACTIONS WITH RELATED PERSONS
HOUSEHOLDING OF PROXY MATERIALS
OTHER MATTERS
APPENDIX A
APPENDIX B

IDM PHARMA, INC.
9 Parker, Suite 100
Irvine, CA 92618

PROXY STATEMENT
FOR THE 2007 ANNUAL MEETING OF STOCKHOLDERS
June 14, 2007

QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING

Why am I receiving these materials?

We have sent you this proxy statement and the enclosed proxy card because the Board of Directors of IDM Pharma, Inc. (sometimes referred to as the “Company” or “IDM”) is soliciting your proxy to vote at the 2007 annual meeting of stockholders. You are invited to attend the annual meeting to vote on the proposals described in this proxy statement. However, you do not need to attend the meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card, or follow the instructions below to submit your proxy over the telephone or on the Internet.

The Company intends to mail this proxy statement and accompanying proxy card on or about May 4, 2007 to all stockholders of record entitled to vote at the annual meeting.

Who can vote at the annual meeting?

Only stockholders of record at the close of business on April 23, 2007 will be entitled to vote at the annual meeting. On this record date, there were 17,955,724 shares of common stock outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name

If, on April 23, 2007, your shares were registered directly in your name with IDM’s transfer agent, American Stock Transfer and Trust Company, then you are a stockholder of record. As a stockholder of record, you may vote in person at the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to fill out and return the enclosed proxy card or vote by proxy over the telephone or on the Internet as instructed below to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If on April 23, 2007 your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the annual meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the annual meeting. However, because you are not the stockholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from your broker or other agent.

What am I voting on?

There are three matters scheduled for a vote:

•	Election of seven directors to serve for the ensuing year and until their successors are elected;

•	Approval of an amendment to our 2000 Stock Plan to increase the number of shares of our common stock available for issuance under such plan from 2,228,571 to 2,828,571 shares; and

•	Ratification of the selection by the Audit Committee of the Board of Directors of Ernst & Young LLP, Independent Registered Public Accounting Firm, as our independent auditors for the fiscal year ending December 31, 2007.

How do I vote?

You may either vote “For” all the nominees to the Board of Directors or you may “Withhold” your vote for any nominee you specify. For each of the other matters to be voted on, you may vote “For” or “Against” or abstain from voting.

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote in person at the annual meeting, vote by proxy using the enclosed proxy card, vote by proxy over the telephone, or vote by proxy on the Internet. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote in person even if you have already voted by proxy.

•	To vote in person, come to the annual meeting and we will give you a ballot when you arrive.

•	To vote using the proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the annual meeting, we will vote your shares as you direct.

•	To vote over the telephone, which is available only for stockholders in the United States, Canada and Puerto Rico, dial the toll-free 800 number printed on your proxy card using a touch-tone phone. Have your proxy card in hand when you call and follow the recorded instructions. Your vote must be received by 11:59 P.M., Eastern Daylight Time on June 13, 2007 to be counted.

•	To vote on the Internet, go to www.proxyvote.com to complete an electronic proxy card. You will be asked to provide the company number and control number from the enclosed proxy card. Your vote must be received by 11:59 P.M., Eastern Daylight Time on June 13, 2007 to be counted. Have the proxy card in hand when you access the website and follow the instructions to create an electronic voting instruction form.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than from IDM. Simply complete and mail the proxy card to ensure that your vote is counted. Alternatively, you may vote by telephone or over the Internet as instructed by your broker or bank. To vote in person at the annual meeting, you must obtain a valid proxy from your broker, bank, or other agent. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.

We provide Internet proxy voting to allow you to vote your shares on-line, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of the Company’s common stock you own as of April 23, 2007.

What if I return a proxy card but do not make specific choices?

If you return a signed and dated proxy card without marking any voting selections, your shares will be voted “For” the election of all seven nominees for director, “For” the approval of an amendment to our 2000 Stock Plan to increase the number of shares of our common stock available for issuance under such plan from 2,228,571 to 2,828,571 shares and “For” the ratification of the selection of Ernst & Young LLP, Independent Registered Public

Accounting Firm, as our independent auditors for the fiscal year ending December 31, 2007. If any other matter is properly presented at the meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these mailed proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one proxy card?

If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts. Please complete, sign and return each proxy card to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

Yes. You can revoke your proxy at any time before the final vote at the meeting. If you are the record holder of your shares, you may revoke your proxy in any one of three ways:

•	You may submit another properly completed proxy card with a later date.

•	You may send a timely written notice that you are revoking your proxy to our Secretary at IDM Pharma, Inc., 9 Parker, Suite 100, Irvine, CA 92618.

•	You may attend the annual meeting and vote in person. Simply attending the meeting will not, by itself, revoke your proxy.

If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.

When are stockholder proposals due for next year’s annual meeting?

To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by January 4, 2008, to our Secretary at IDM Pharma, Inc., 9 Parker, Suite 100, Irvine, CA 92618. If you wish to bring a matter before the stockholders at next year’s annual meeting and you do not notify IDM before March 19, 2008, our management will have discretionary authority to vote all shares for which it has proxies in opposition to the matter.

How are votes counted?

Votes will be counted by the inspector of election appointed for the meeting, who will separately count “For” and (with respect to proposals other than the election of directors) “Against” votes, abstentions and broker non-votes. “Broker non-votes” occur when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that proposal and has not received instructions with respect to that proposal from the beneficial owner (despite voting on at least one other proposal for which it does have discretionary authority or for which it has received instructions). Abstentions will be counted towards the vote total for each proposal and will have the same effect as “Against” votes.

How many votes are needed to approve each proposal?

•	For the election of directors, the seven nominees receiving the most “For” votes (among votes properly cast in person or by proxy) will be elected. Broker non-votes will have no effect.

•	To be approved, Proposal No. 2, approval of an amendment to our 2000 Stock Plan to increase the number of shares of our common stock available for issuance under such plan from 2,228,571 to 2,828,571 shares, must receive a “For” vote from the majority of shares present and entitled to vote either in person or by proxy. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect.

•	To be approved, Proposal No. 3, ratification of the selection of Ernst & Young LLP, Independent Registered Public Accounting Firm, as our independent auditors for the fiscal year ending December 31, 2007, must receive a “For” vote from the majority of shares present and entitled to vote either in person or by proxy. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if at least a majority of the outstanding shares are represented by votes at the meeting or by proxy. On the record date, there were 17,955,724 common shares outstanding and entitled to vote. Thus 8,977,863 shares must be represented by votes at the meeting or by proxy to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy vote or vote at the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the chairman of the meeting or a majority of the votes present at the meeting may adjourn the meeting to another date.

How can I find out the results of the voting at the annual meeting?

Preliminary voting results will be announced at the annual meeting. Final voting results will be published in the Company’s quarterly report on Form 10-Q for the second quarter of 2007.

PROPOSAL 1

ELECTION OF DIRECTORS

Our Certificate of Incorporation permits the Board to fix the number of members comprising the Board of Directors. Currently, the number of members is fixed at eight and the Board has approved a reduction in the number of members of the Board to seven effective as of the date of the 2007 Annual Meeting. There are seven nominees for director this year. Votes may not be made for a greater number of persons than the number of nominees named herein. Each director to be elected will hold office until the next annual meeting of stockholders and until his or her successor is elected, or until the director’s death, resignation or removal. Each nominee listed below is currently a director of IDM and, except for Dr. Penhoet, was previously elected by the stockholders.

It is our policy to encourage nominees for director to attend the Annual Meeting. Each of the eight nominees for election as a director at the 2006 Annual Meeting of Stockholders attended the 2006 Annual Meeting of Stockholders.

Directors are elected by a plurality of the votes properly cast in person or by proxy. The seven nominees receiving the highest number of affirmative votes will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the seven nominees named below. If any nominee becomes unavailable for election as a result of an unexpected occurrence, your shares will be voted for the election of a substitute nominee proposed by IDM’s management. Each person nominated for election has agreed to serve if elected. Our management has no reason to believe that any nominee will be unable to serve.

Nominees

The following is a brief biography of each nominee for director.

		Principal Occupation/
Name	Age	Position Held With the Company

Jean-Loup Romet-Lemonne, M.D.	56	Chief Executive Officer and Director
Sylvie Grégoire, Pharm.D.	45	Executive Chair and Director
Robert Beck, M.D.	53	Director
Jean Deleage, Ph.D.	66	Director
Michael G. Grey	54	Director
John P. McKearn, Ph.D.	53	Director
Edward E. Penhoet, Ph.D.	66	Director

Dr. Romet-Lemonne has served as our Chief Executive Officer since the closing of the share exchange transaction between Epimmune Inc. and the shareholders of Immuno-Designed Molecules, S.A., or IDM S.A. (now our wholly owned subsidiary), completed on August 16, 2005, referred to as the Combination, and as Chairman of the Board from the closing of the Combination in August 2005 to August 2006. He served as President and Chief Executive Officer of IDM, S.A. since he founded the company in December 1993. From September 2000 to April 2005, Dr. Romet-Lemonne served as Vice President of France-Biotech, a biotechnology association. Since April 2001, Dr. Romet-Lemonne has served as a director of Natural Implant, a biotechnology company. From May 1988 to July 1991, he served as General Manager and Scientific Director of Transfusion Merieux Innovation, a biotechnology company. Prior to his position with Transfusion Merieux Innovation, Dr. Romet-Lemonne spent twelve years working in the French university hospital system as a medical researcher and assistant professor and four years at Harvard University’s Department of Cancer Biology. He has authored more than 50 international scientific articles. Dr. Romet-Lemonne received his medical degree from the University of Tours.

Dr. Grégoire has served as our director since August 2005 and as Executive Chair of the Board since August 2006. She served as Chief Executive Officer of GlycoFi, Inc., a biotechnology company, from October 2004 until August 2005. Dr. Grégoire served as a consultant to the biopharmaceutical industry from December 2003 to September 2004. Prior to that, Dr. Grégoire was with Biogen (now Biogen Idec), a pharmaceutical company, from 1995 through 2003, where she led the European development and approval of AVONEX and served as Vice President, Regulatory Affairs from January 1999 to October 2000. She subsequently served as Biogen’s Vice

President of Manufacturing from October 2000 to August 2001 and as Executive Vice President of Technical Operations from August 2001 to December 2003. Dr. Grégoire is a non-executive director of Thallion Pharmaceuticals (previously Caprion Pharmaceuticals), a public company with products in development in infectious disease and cancer. Dr. Grégoire is also an independent director of Cubist Pharmaceuticals, a public company with a commercial product in infectious disease. Dr. Grégoire received a college degree in Sciences from the Seminaire de Sherbrooke, a pharmacy graduate degree from the Universite Laval and a Pharm.D from the State University of New York at Buffalo.

Dr. Beck has served as our director since August 2005. He has been the Vice President and Chief Information Officer of the Fox Chase Cancer Center since September 2001 and Deputy Director of the Population Science Department since January 2006, and served as a senior faculty member since July 2003. From October 1992 to August 2001 he served as a director for the Houston Academy of Medicine — Texas Medical Center Library, where he was the Chair from July 1998 to August 1999 and Interim Executive Director from August 1999 to August 2001. From August 1992 to September 2001, Dr. Beck served as a Professor of Pathology with the Baylor College of Medicine, where he also served as a Professor of Family and Community Medicine from July 1997 to September 2001, Vice President for Information Research and Planning from July 2000 to September 2001 and Vice President for Information Technology from August 1992 to June 2000. Since July 1999, Dr. Beck has served as an Adjunct Professor of Health Informatics with the University of Texas — Houston Health Science Center. Since March 2000, Dr. Beck has served as a director for RosettaMed, a start-up company based in Houston developing automated patient data entry forms and devices. From July 1997 to June 2000, Dr. Beck served as a director for VidiMedix Corporation, a start-up telemedicine company that was acquired by e-MedSoft.com in June 2000. In 1974, Dr. Beck received a bachelor’s degree in mathematics from Dartmouth College. In 1978, Dr. Beck received a medical degree from Johns Hopkins University.

Dr. Deleage has served as our director since August 2005. He has been the managing director of Alta Partners, a venture capital partnership investing in information technologies and life science companies, since founding the company in February 1996. From 1979 to 1996, Dr. Deleage served as a managing partner of Burr, Egan, Deleage & Co., a venture capital firm of which he was a founder. In 1971, Dr. Deleage founded Sofinnova, a venture capital firm in France, and in 1976 he founded Sofinnova, Inc., the U.S. subsidiary of Sofinnova. Dr. Deleage currently serves as a director of Kosan Biosciences Incorporated, a biotechnology company, Rigel Pharmaceuticals, Inc., a biopharmaceuticals company, TorreyPines Therapeutics, Inc., a biotechnology company, Xcyte Therapies, Inc., a biotechnology company, and several privately held companies. Dr. Deleage received a Baccalaureate in France, a master’s degree in electrical engineering from the Ecole Superieure d’Electricite, and a Ph.D. in economics from the Sorbonne.

Mr. Grey has served as our director since July 1999.  Since January 1, 2005, he has served as President and Chief Executive Officer of SGX Pharmaceuticals, Inc., a biotechnology company, where he previously served as President from June 2003 to January 1, 2005 and as Chief Business Officer from April 1, 2001 until June 2003. In addition, Mr. Grey has been a member of the Board of Directors of SGX Pharmaceuticals since September 2001. Between January 1999 and September 2001, he served as President and Chief Executive Officer of Trega Biosciences, Inc., a biotechnology company. Prior to joining Trega, Mr. Grey served as President of BioChem Therapeutics, Inc., a division of BioChem Pharma, Inc., a pharmaceutical company, from November 1994 to August 1998. During 1994, Mr. Grey served as President and Chief Operating Officer of Ansan, Inc., a biopharmaceutical company. From 1974 to 1993, Mr. Grey served in various roles with Glaxo, Inc. and Glaxo Holdings, plc, a pharmaceutical company, culminating in his position as Vice President, Corporate Development. Mr. Grey serves on the Board of Directors of Achillion Pharmaceuticals, Inc. and BioMarin Pharmaceuticals, Inc. Mr. Grey received a B.Sc. in Chemistry from the University of Nottingham, United Kingdom.

Dr. McKearn has served as our director since April 2000. From March 2005 to December 2006, he served as Chief Executive Officer of Kalypsys Inc., a privately held biotechnology company, where he also served as President and Chief Scientific Officer from August 2004 to March 2005 and Chief Scientific Officer from July 2003 to August 2004. In addition, Dr. McKearn was a member of the Board of Directors of Kalypsys from July 2003 to December 2006. Prior to that, he was with Pharmacia Corporation, formerly G.D. Searle and Co., a pharmaceutical company, from 1987 to 2003. From August 2000 until June 2003, he served as Senior Vice President, Pharmacia Discovery Research, responsible for worldwide research activities. Prior to that he served as Vice President, Searle

Discovery Research from 1999 to 2000, Executive Director of Oncology from 1995 to 1999, and directed all arthritis, inflammation and oncology research from 1987 to 1995. Dr. McKearn was a Senior Scientist at E.I. DuPont de Nemours and Company, a pharmaceutical company, from 1985 to 1987 and a member of the Basel Institute for Immunology from 1982 to 1985. Dr. McKearn received a bachelor’s degree in biology from Northern Illinois University and a Ph.D. in Immunology from the University of Chicago.

Dr. Penhoet has served as our director since April 2007. Dr. Penhoet has served as a director of Alta Partners, a venture capital partnership investing in information technologies and life science companies, since August 2000. From July 1998 until July 2002, Dr. Penhoet served as the Dean of the School of Public Health and as a professor of Public Health and of Molecular and Cell Biology at the University of California, Berkeley. Dr. Penhoet was a co-founder of Chiron Corporation, a biotechnology company, where he served as President, Chief Executive Officer and a director from its formation in 1981 until April 1998. From 1971 until 1981, Dr. Penhoet was a faculty member of the Biochemistry Department of the University of California, Berkeley. Since September 2004, Dr. Penhoet has served as President of the Gordon and Betty Moore Foundation. From July 2002 to September 2004, he served as its Chief Program Officer, Science and Higher Education. Since December 2004, Dr. Penhoet has served as the Vice Chairman of the Independent Citizens Oversight Committee of the California Institute of Regenerative Medicine. Dr. Penhoet currently serves as a director of Renovis, Inc., a biopharmaceutical company, Zymogenetics, Inc., a biotechnology company, and several privately held companies. Dr. Penhoet received an A.B. in Biology from Stanford University and a Ph.D. in Biochemistry from the University of Washington. From 1968 until 1970, Dr. Penhoet was a post-doctoral fellow at the University of California, San Diego.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF EACH NAMED NOMINEE.

Directors Continuing in Office Until the 2007 Annual Meeting

The following is a brief biography of each of our directors continuing in office until the 2007 Annual Meeting.

Dr. Drakeman has served as our director since August 2005. He served as President, Chief Executive Officer and a Director of Medarex, Inc., a biopharmaceutical company, from its inception in 1987 until November 2006. From 2004 until 2006, Dr. Drakeman served as Chairman of the New Jersey Commission on Science and Technology. Dr. Drakeman received a bachelor’s degree from Dartmouth College, a J.D. from Columbia University, where he was a Harlan Fiske Stone scholar, and a Ph.D. in the humanities from Princeton University.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Independence of the Board of Directors

As required under the Nasdaq Stock Market (“Nasdaq”) listing standards, a majority of the members of a listed company’s Board of Directors must qualify as “independent,” as affirmatively determined by the Board of Directors. The Board consults with the Company’s counsel to ensure that the Board’s determinations are consistent with relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of Nasdaq, as in effect time to time.

Consistent with these considerations, after review of all relevant transactions or relationships between each director, or any of their family members, and us, our senior management and our independent auditors, the Board affirmatively has determined that all of our directors are independent directors, as defined in Rule 4200(a)(15) of the Nasdaq listing standards, except for Dr. Romet-Lemonne, our Chief Executive Officer and Dr. Grégoire, our Executive Chair of the Board. We plan to enter into a consulting arrangement with Dr. McKearn to assist us with management and operational matters on an interim basis and it is likely that the compensation we will pay Dr. McKearn as a consultant will mean he will no longer be an independent director. Even if that is the case, a majority of the members of our Board will be independent under applicable Nasdaq rules. Dr. McKearn will resign from each of the Audit Committee and Compensation Committee when he enters into a consulting arrangement with us, and the Board plans to appoint Dr. Beck or another Board member who meets the requirements to be a member of the Audit Committee under applicable rules to replace Dr. McKearn on the Audit Committee and to appoint Mr. Grey or another Board member who meets the requirements to be a member of the Compensation Committee under applicable rules to replace Dr. McKearn on the Compensation Committee.

Meetings of the Board of Directors

The Board of Directors met ten times during the last fiscal year. All directors except Drs. Deleage and Haselkorn attended at least 75% of the aggregate of the meetings of the Board and of the committees on which they served, held during the period for which they were directors or committee members, respectively.

As required under applicable Nasdaq listing standards, in fiscal 2006, the Company’s independent directors met two times in regularly scheduled executive sessions at which only independent directors were present.

Information Regarding Committees of the Board of Directors

Our Board of Directors currently has an Audit Committee, a Compensation Committee and a Nominating Committee. Below is a description of each committee of the Board of Directors and information regarding committee meetings held in 2006. The Board of Directors has determined that each member of each committee meets the applicable rules and regulations regarding independence and that each member is free of any relationship that would interfere with his or her individual exercise of independent judgment with regard to us. The charters for the Audit, Compensation and Nominating Committees can be found on our corporate website at www.idm-biotech.com.

Audit Committee.  The Audit Committee of the Board oversees our corporate accounting and financial reporting process. The Board of Directors has adopted an Audit Committee Charter, which among other responsibilities, requires that this committee monitor our financial reporting process and internal control systems, review audit and management reports and review and approve the engagement of the independent auditors. The Audit

Committee, which includes Drs. Deleage and McKearn and Mr. Grey, held six meetings in 2006. Dr. Haselkorn resigned from his position as a director and member of the Audit Committee in February 2007 and Dr. McKearn filled the vacancy created by Dr. Haselkorn’s resignation. Dr. Deleage currently chairs the Audit Committee. The Audit Committee selects the independent auditors and provides a direct line of communication between the auditors and the Board. The independent auditors separately meet with the Audit Committee, with and without our management present, to review and discuss various matters, including our financial statements, the report of the independent auditors on the results, scope and terms of their work and their recommendations concerning our financial practices and procedures.

The Board annually reviews the Nasdaq listing standards definition of independence for Audit Committee members and has determined that all members of our Audit Committee are independent, as independence is currently defined in Rule 4350(d)(2)(A)(i) and (ii) of the Nasdaq listing standards. The Board has determined that Dr. Deleage qualifies as an audit committee financial expert, as defined in applicable Securities and Exchange Commission, or SEC, rules. The Board made a qualitative assessment of Dr. Deleage’s level of knowledge and experience based on a number of factors, including his formal education and experience as a managing partner for venture capital firms and his prior experience as a member of numerous other public and private boards and audit committees.

Compensation Committee.  The Compensation Committee of the Board of Directors reviews and approves our overall compensation strategy and policies. The Compensation Committee administers our stock option plans, employee stock purchase plan and 401(k) plan, approves (or recommends to the Board for approval) salaries, bonuses and other compensation arrangements for our officers, including our Chief Executive Officer, and performs such other functions regarding compensation as our Board of Directors may delegate. All members of the Compensation Committee are independent, as independence is currently defined in Rule 4200(a)(15) of the Nasdaq listing standards. The Compensation Committee, which during 2006 included Drs. Beck, Drakeman and McKearn, held one meeting in 2006. Dr. Grégoire resigned from her position as a member and Chairperson of the Compensation Committee in August 2006 due to her appointment as Executive Chair of the Board. Dr. Beck filled the vacancy created by Dr. Grégoire’s resignation and Dr. McKearn filled the position as Chairperson of the Compensation Committee, in which he currently resides. Dr. Penhoet was appointed to the Compensation Committee when he joined the Board in April 2007.

Commencing this year, the Compensation Committee also began to review with management the Company’s Compensation Discussion and Analysis and to consider whether to recommend that it be included in proxy statements and other filings.

Nominating Committee.  The Nominating Committee, which includes Drs. Deleage and Beck, acted by unanimous written consent one time during 2006. The Nominating Committee is responsible for interviewing, evaluating, nominating and recommending individuals for membership on our Board and committees thereof and nominating specific individuals to be elected as our officers by the Board. Dr. Deleage currently chairs the Nominating Committee. All members of the Nominating Committee are independent, as independence is currently defined in Rule 4200(a)(15) of the Nasdaq listing standards. The Nominating Committee will consider director candidates recommended by stockholders. The Nominating Committee does not intend to alter the manner in which it evaluates candidates based on whether or not the candidate was recommended by a stockholder. Stockholders who wish to recommend individuals for consideration by the Nominating Committee to become nominees for election to the Board may do so by delivering a written notice to our Secretary at IDM Pharma, Inc., 9 Parker, Suite 100, Irvine, CA 92618 at least 120 days prior to the anniversary date of the mailing of the Company’s proxy statement for the last Annual Meeting of Stockholders. Submissions must include the full name of the proposed nominee, a description of the proposed nominee’s business experience for at least the previous five years, complete biographical information, a description of the proposed nominee’s qualifications as a director and a representation that the nominating stockholder is a beneficial or record holder of the Company’s stock and has been a holder for at least one year. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected.

Report of the Audit Committee of the Board of Directors1

Management is responsible for IDM’s internal controls and the financial reporting process. Ernst & Young LLP, Independent Registered Public Accounting Firm, as the independent auditors of the Company is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with auditing standards generally accepted in the United States and to issue a report thereon. The Audit Committee is responsible for monitoring and overseeing these processes, as well as selection of the Company’s independent accountants.

In this context, the Audit Committee has met and held discussions with management and the independent accountants. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States, and the Audit Committee has reviewed and discussed the audited financial statements with management and the independent accountants. The Audit Committee discussed with the independent accountants matters required to be discussed by Statement on Auditing Standards No. 61, as amended (Codification of Statements on Auditing Standards, AV § 380).

The Company’s independent accountants also provided to the Audit Committee the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 2, Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent accountants that firm’s independence.

Based on the Audit Committee’s discussion with management and the independent accountants as well as the Audit Committee’s review of the representation of management and the report of the independent accountants to the Audit Committee, the Audit Committee recommended that the Board include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006 filed with the SEC.

From the members of the Audit Committee of IDM Pharma, Inc.:

Jean Deleage, Ph.D.
Michael G. Grey
John P. McKearn, Ph.D.

Report of the Compensation Committee of the Board of Directors on Executive Compensation2

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis (the “CD&A”) contained in this proxy statement. Based on this review and discussion, the Compensation Committee has recommended to the board of directors that the CD&A be included in this proxy statement and incorporated into our Annual Report on Form 10-K for the fiscal year ended December 31, 2006.

From the members of the Compensation Committee of IDM Pharma, Inc.:

Dr. Robert Beck
Dr. Donald Drakeman
Dr. John P. McKearn
Dr. Edward E. Penhoet

1 The information contained in this report shall not be deemed to be “soliciting material” or to be “filed” with the SEC nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate it by reference in any such filing.
2 The information contained in this report shall not be deemed to be “soliciting material” or to be “filed” with the SEC nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate it by reference into any such filing.

Compensation Committee Interlocks and Insider Participation

As indicated above, the Compensation Committee consists of Drs. Beck, Drakeman, McKearn and Penhoet. No member of the Compensation Committee has ever been our officer or employee. None of our executive officers currently serves, or has served during the last completed fiscal year, on the compensation committee or board of directors of any other entity that has one or more executive officers serving as a member of our Board of Directors or Compensation Committee.

Stockholder Communications with the Board Of Directors

Historically, the Company has not provided a formal process related to stockholder communications with the Board. Nevertheless, every effort has been made to ensure that the views of stockholders are heard by the Board or individual directors, as applicable, and that appropriate responses are provided to stockholders in a timely manner. We believe our responsiveness to stockholder communications to the Board has been excellent. Nevertheless, during the upcoming year the Nominating Committee will give full consideration to the adoption of a formal process for stockholder communications with the Board and, if adopted, publish it promptly and post it to the Company’s website.

Code of Business Conduct and Ethics

On December 9, 2003, we adopted a Code of Business Conduct and Ethics applicable to all of our officers, directors and employees. If we make any substantive amendments to the Code of Business Conduct or grant any waiver from a provision of the code to any executive officer or director, we will promptly disclose the nature of the amendment or waiver on our website at www.idm-biotech.com.

PROPOSAL 2

APPROVAL OF THE AMENDMENT TO THE IDM PHARMA, INC. 2000 STOCK PLAN

In April 2000, the Board adopted, and our stockholders subsequently approved, our 2000 Stock Plan (the “2000 Plan”), which initially included a reserve of 700,000 shares of common stock for issuance under such plan. As a result of a series of amendments and taking into account a one-for-seven reverse stock split of our outstanding shares of common stock, effected on August 15, 2005, there were 2,228,571 shares of our common stock available for issuance under the 2000 Plan as of April 23, 2007 (excluding the Additional Pool, as defined below). All references to share numbers below are post-reverse split.

In April 2007, the Board approved a 600,000 share increase in the number of shares of common stock available for issuance under the 2000 Plan. The increase is referred to as the “Additional Pool.” The amendment adding the Additional Pool is referred to as the “Amendment.” As of April 23, 2007, options to purchase 2,179,451 shares were outstanding under the 2000 Plan and, excluding the Additional Pool, 219,338 shares (plus any shares that might in the future be returned to the plan as a result of cancellation or expiration of options) remained available for future grant under the 2000 Plan.

The Board believes the Amendment is necessary to ensure that the number of shares remaining available for issuance under the 2000 Plan is sufficient, in light of our current capitalization, to allow us to continue to attract and retain the services of key individuals essential to our long-term growth and financial success. We rely significantly on equity incentives in the form of stock awards to attract and retain key employees, and we believe that such equity incentives are necessary for us to remain competitive in the marketplace for executive talent and other key employees. We grant options or other stock awards to newly hired or continuing employees based on both competitive market conditions and individual performance.

Stockholders are requested in this Proposal 2 to approve the Amendment to the 2000 Plan. The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the meeting will be required to approve the Amendment to the 2000 Plan as described in this Proposal 2. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

MANAGEMENT AND THE BOARD OF DIRECTORS
RECOMMEND A VOTE IN FAVOR OF PROPOSAL 2.

The essential features of the 2000 Plan are outlined below:

General

The 2000 Plan provides for the grant of incentive stock options to employees and the grant of nonstatutory stock options, rights to purchase restricted stock and stock bonuses to consultants, employees (including officers) and directors. Incentive stock options granted under the 2000 Plan are intended to qualify as “incentive stock options” within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, or the Code. See “Federal Income Tax Information” below for a discussion of the tax treatment of the various stock awards permitted under the 2000 Plan, referred to as Stock Awards.

Purpose

The 2000 Plan was adopted to (i) provide a means by which selected employees and directors of and consultants and advisors to us and our affiliates could be given an opportunity to benefit from increases in value of our common stock through the granting of Stock Awards, and (ii) assist in retaining the services of persons holding key positions, assist in securing and retaining the services of persons capable of filling such positions, and provide incentives for such persons to exert maximum efforts for our success. All of the approximately 72 employees, directors and consultants of IDM and its affiliates are eligible to participate in the 2000 Plan.

Administration

The Board administers the 2000 Plan. The Board has the power to construe and interpret the 2000 Plan and, subject to the provisions of the 2000 Plan, to determine, among other things, the following: the persons to whom Stock Awards will be granted; when and how Stock Awards will be granted; the form of Stock Awards; the provisions of each Stock Award granted, including the time or times when a person will be permitted to receive stock pursuant to a Stock Award, the number of shares of common stock subject to each Stock Award, and the time(s) at which shares of common stock subject to each Stock Award shall vest, if applicable.

The Board has the power to delegate administration of the 2000 Plan to a committee composed of one or more members of the Board. In the discretion of the Board, a committee may consist solely of two or more “non-employee directors” within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934, as amended, or the Exchange Act, or solely of two or more “outside directors” within the meaning of Section 162(m) of the Code. For this purpose, a “non-employee director” generally is a director who does not receive remuneration from us other than compensation for service as a director (except for amounts not in excess of specified limits applicable pursuant to Rule 16b-3 of the Exchange Act). An “outside director” generally is a director who is neither a current or former officer of IDM nor a current employee of IDM, does not receive any remuneration from us other than compensation for service as a director, and is not employed by or have certain ownership interests in an entity that receives remuneration from us (except within specified limits applicable under regulations issued pursuant to Section 162(m) of the Code). If administration is delegated to a committee, the committee has the power to delegate administrative powers to a subcommittee. As used herein with respect to the 2000 Plan, the “Board” refers to any committee the Board appoints or, if applicable, any such subcommittee, as well as to the Board itself. In accordance with the foregoing provisions, the Board has delegated administration of the 2000 Plan to the Compensation Committee.

Eligibility

Incentive stock options may be granted under the 2000 Plan to employees (including officers) of us and our affiliates. Stock Awards other than incentive stock options may be granted under the 2000 Plan only to employees (including officers) and directors of, and advisors and consultants to, us or our affiliates. The 2000 Plan specifically provides that Stock Awards other than incentive stock options may be granted to our Non-Employee Directors. For this purpose, a “Non-Employee Director” is defined in the 2000 Plan as a director of IDM who is not otherwise an employee of us or our affiliate. Each of our current directors except Drs. Romet-Lemonne and Grégoire is currently a Non-Employee Director.

No incentive stock option may be granted under the 2000 Plan to any person who, at the time of the grant, owns (or is deemed to own) stock possessing more than 10% of the total combined voting power of us or our affiliate, unless the option exercise price is at least 110% of the fair market value of the stock subject to the option on the date of grant, and the term of the option does not exceed five years from the date of grant. In addition, the aggregate fair market value, determined at the time of grant, of the shares of common stock with respect to which incentive stock options are exercisable for the first time by an optionholder during any calendar year (under all plans of us and our affiliates) may not exceed $100,000.

Under the 2000 Plan, no employee may be granted options and restricted stock purchase rights covering, in the aggregate, more than 500,000 shares of common stock during any calendar year.

Stock Subject to the 2000 Plan

Subject to stockholder approval of Proposal 2, an aggregate of 2,828,571 shares of common stock is reserved for issuance under the 2000 Plan. Stock subject to the 2000 Plan may be unissued shares or reacquired shares, bought on the market or otherwise. If any Stock Award granted under the 2000 Plan expires or otherwise terminates without being exercised in full, the shares of common stock not acquired pursuant to such Stock Award again become available for issuance under the 2000 Plan. As of April 23, 2007, the closing price of our common stock as reported on the Nasdaq Stock Market was $6.89 per share.

Terms of Options

The following is a description of the permissible terms of stock options under the 2000 Plan. Individual option grants may be more restrictive as to any or all of the permissible terms described below. In addition, the Board may at any time amend outstanding options. The 2000 Plan requires, however, that we obtain stockholder approval before repricing any stock options or engaging in any option cancellation or regrant program providing for the grant of Stock Awards at a lower price.

Exercise Price; Payment.  The per share exercise price of an incentive stock option granted under the 2000 Plan may not be less than 100% of the fair market value of a share of common stock on the date of the option grant, and in some cases may not be less than 110% of such fair market value (see “Eligibility” above). The per share exercise price of nonstatutory options granted under the 2000 Plan may not be less than 100% of the fair market value of a share of common stock on the date of the option grant. Any change to this requirement regarding the exercise price of nonstatutory stock options requires stockholder approval.

The exercise price of options granted under the 2000 Plan must be paid either in cash at the time the option is exercised or, at the discretion of the Board, by delivery of other common stock, pursuant to a deferred payment arrangement, or in any other form of legal consideration acceptable to the Board.

Transferability.  Under the 2000 Plan, an incentive stock option may not be transferred by the employee to whom the option was granted other than by will or by the laws of descent and distribution. During the lifetime of the employee, an incentive stock option may be exercised only by the employee. A nonstatutory stock option is transferable to the extent provided in a participant’s option grant agreement. If the nonstatutory stock option does not provide for transferability, then the nonstatutory stock option is not transferable other than by will or by the laws of descent and distribution.

Option Exercise.  Options granted under the 2000 Plan may vest, or become exercisable in cumulative increments, as determined by the Board. Vesting typically will occur during the optionholder’s continued service with us or our affiliate, whether such service is performed in the capacity of employee, director or consultant (collectively, referred to as service) and regardless of any change in the capacity of such service. Options granted under the 2000 Plan may be subject to different vesting terms. The Board has the power to accelerate the time during which an option may vest or be exercised. In addition, options granted under the 2000 Plan may permit exercise prior to vesting, but in such event the optionholder may be required to enter into an early exercise stock purchase agreement that allows us to repurchase unvested shares, generally at their exercise price, should the optionholder’s service terminate before vesting. Shares subject to repurchase by us under an early exercise stock purchase agreement also may be subject to such restrictions on transfer that the Board deems appropriate.

To the extent provided by the terms of an option, an optionholder may satisfy any federal, state or local tax withholding obligation relating to the exercise of such option by a cash payment upon exercise, by authorizing us to withhold a portion of the stock otherwise issuable to the optionholder, by delivering already-owned stock of IDM or by a combination of these means.

Term.  The maximum term of options under the 2000 Plan is ten years, except that in certain cases the maximum term is five years (see “Eligibility”). Unless a shorter term is established by the Board and specifically provided in the option grant agreement, nonstatutory options granted to Non-Employee Directors have a term of ten years. Options under the 2000 Plan generally terminate three months after the optionholder’s service terminates, unless (i) termination of service is due to the optionholder’s disability (as defined in the 2000 Plan), in which case the option may, but need not, provide that it may be exercised (to the extent the option was exercisable at the time of the termination of service) at any time within twelve months of such termination; (ii) the optionholder dies before termination of service, or within not more than three months after termination of service, in which case the option may, but need not, provide that it may be exercised (to the extent the option was exercisable at the time of the optionholder’s death) within eighteen months of the optionholder’s death by the person or persons to whom the rights to such option pass by will or by the laws of descent and distribution; or (iii) the option by its terms specifically provides otherwise. With respect to nonstatutory options granted to Non-Employee Directors, the 2000 Plan provides that such options may be exercised within (to the extent the option was exercisable at the time of the termination of service) twelve months after the termination of the Non-Employee Director’s service to IDM, unless otherwise determined by the Board and provided in the option grant agreement. An optionholder may designate a beneficiary who may exercise the option following the optionholder’s death. The option term may be extended in the event that exercise of the option within these periods is prohibited. In no event, however, may an option be exercised beyond the expiration of its term.

Additional Terms of French Qualified Options

On March 15, 2005, the Board approved an amendment of the 2000 Plan, referred to as the French annex, to provide for additional terms of stock options granted under the 2000 Plan to certain persons who are employees, managers or directors of IDM subsidiaries organized under the laws of France so that such stock options will qualify for the favorable tax and social security treatment applicable to stock options under French law. Options granted pursuant to the terms of the French annex are referred to as the French qualified options.

Share Limitation.  The total number of shares of common stock underlying French qualified options granted pursuant to the French annex may not exceed one-third of our share capital, as defined under French law, on the date of grant. However, the foregoing limitation does not increase the total number of shares of common stock reserved for issuance under the 2000 Plan.

Eligibility.  Provided that on the date of grant such persons are residents of France and do not hold more than 10% of our share capital (as defined under French law) the following individuals are eligible to receive French qualified options pursuant to the terms of the French annex: the Chairman (Président du Conseil d’administration), the CEO (directeur général ou directeur général délégué), members of the Directorate (Directoire), and managers (Gérant) of a French affiliate, and persons who are employed pursuant to an employment contract by a French affiliate. For eligibility purposes, a French affiliate means an IDM affiliate that is also an IDM subsidiary organized under the laws of France. For such purposes, an IDM subsidiary means, if the shares of IDM are not listed on a public stock exchange on the date of grant, a company 10% of the share capital or voting rights of which are held directly or indirectly by IDM, and, if the shares of IDM are listed on a public stock exchange on the date of grant, a company 10% of the share capital or voting rights of which are held directly or indirectly by IDM or a company holding directly or indirectly 10% of the share capital or voting rights of IDM or a company at least 50% of the share capital or voting rights of which are held directly or indirectly by a company holding itself directly or indirectly at least 50% of the capital or voting rights of IDM, in each case as determined under French law.

Additional Restrictions.  The terms of French qualified options will contain additional restrictions that are intended for such options to qualify for the favorable tax and social security treatment applicable to stock options that comply with French law, the material terms of which are described below. Individual option grants may be more restrictive as to any or all of the permissible terms.

Amendments.  The Board may at any time amend outstanding French qualified options to the extent permitted by French law, although certain amendments that would impair the rights of the optionholder to whom the option was granted will also require the optionholder’s consent.

Exercise Price.  The per share exercise price of a French qualified option may not be less than 100% of the fair market value of a share of common stock on the date of the option grant. Additionally, the per share exercise price of a French qualified option may not be less than (i) 80% of the average opening share price on the 20 trading days the date of grant, if the common stock is admitted to trading on a regulated stock market, and (ii) as determined by the Board according to objective methods used for the valuation of the shares, taking into account our net accounting situation, profitability and business prospects by means of an appropriate weighting in each case, if the common stock is not admitted to trading on a regulated stock market. These criteria will be assessed on a consolidated basis if necessary or, failing that, by taking into account the financial statements issued by any significant IDM subsidiaries. In the event these methods cannot be used, the share price will be determined by dividing the total amount of the revalued net assets, calculated according to the most recent balance sheet, by the number of existing shares. Notwithstanding the preceding, with respect to French qualified options to purchase existing shares (as opposed to newly issued shares), and in addition to the above limits, the per share exercise price must be no less than 80% of the average share price of the shares repurchased by us in order to satisfy the exercise of French qualified options.

Transferability.  French qualified options may not be transferred by the individual to whom the option was granted other than by will or by the laws of descent and distribution and during his or her lifetime, may be exercised only by such individual.

Term.  The maximum term of French qualified options is 10 years. In the event of the optionholders’ death, the French qualified option will expire upon the earlier of six months following the date of death or the expiration of the term of the French qualified option as set forth in the option agreement.

Lock-Up Period.  Generally, any shares acquired upon exercise of a French qualified option may not be sold, assigned or donated until the fourth anniversary of the date of grant. However, such lock-up period will not apply in the event of the death or disability of the optionholder. Additionally, such lock-up period will not apply in the event of the retirement or dismissal of the optionholder, provided that the option was exercised at least three months prior to the date of retirement or dismissal. The lock-up period also will not apply to any shares of common stock received upon exercise of qualified options, provided that the relevant options were exercised after the date of the termination of the optionholder’s continuous service in accordance with Article 6(h) of the 2000 plan.

Adjustment Provisions.  Transactions not involving receipt of consideration by us, such as a merger, consolidation, reorganization, stock dividend, or stock split, may change the outstanding French qualified options as to the class, number of shares and price per share of common stock subject to such options to the extent allowed by French law. Additionally, the Board may make such other similar adjustments to French qualified options in order to comply with French law.

Effect of Certain Corporate Events.  The 2000 Plan provisions relating to a “corporate transaction” and other significant corporate events (as described below) that would provide for the assumption, continuation, substitution, termination and/or acceleration of vesting of outstanding options under the terms of the 2000 Plan will apply to the French qualified options unless otherwise determined by the Board, in its sole discretion.

Duration and Termination.  The Board may suspend or terminate the French annex without stockholder approval or ratification at any time or from time to time. Unless sooner terminated, the French annex will terminate on May 15, 2008.

Terms of Stock Bonuses and Restricted Stock

The following is a description of the permissible terms of stock bonuses and purchases of restricted stock under the 2000 Plan. Stock bonus and restricted stock purchase awards may contain such additional terms and conditions as the Board shall deem appropriate, not inconsistent with the following terms and conditions. Individual stock bonuses or purchases of restricted stock may be more restrictive as to any or all of the permissible terms described below. In addition, the Board may at any time amend outstanding stock bonuses and restricted stock, although certain amendments that would impair the rights of the person to whom the award was granted require the award holder’s consent.

Purchase Price; Payment.  The purchase price for restricted stock is determined by the Board, but in no event may it be less than 100% of the fair market value on the date of the grant or at the time the purchase is consummated. This requirement may be modified so that the purchase price for restricted stock may be not less than 85% of the fair market value on the date of grant or at the time the purchase is consummated if stockholder approval of this change is obtained. The Board may determine that eligible participants may be awarded stock pursuant to a stock bonus agreement in consideration for past services rendered to us.

The purchase price of stock acquired pursuant to a restricted stock purchase agreement must be paid either (i) in cash at the time of purchase; (ii) at the discretion of the Board, according to a deferred payment arrangement, or (iii) in any other form of legal consideration acceptable to the Board.

Repurchase Option.  Shares of common stock sold or awarded under the 2000 Plan may, but need not, be subject to a repurchase option in favor of us in accordance with a vesting schedule to be determined by the Board. In the event a participant’s service terminates before the shares of common stock subject to such participant’s Stock Award have vested, we may repurchase or otherwise reacquire any or all of the unvested shares of common stock held by that person on the date of termination, if such repurchase is provided for pursuant to the terms of the stock bonus or restricted stock purchase agreement.

Transferability.  No rights under a stock bonus or restricted stock purchase agreement may be assigned by any participant under the 2000 Plan, except as expressly authorized by the terms of the applicable stock bonus or restricted stock purchase agreement.

Deferral.  Stock bonus and restricted stock purchase awards may include a deferral feature whereby issuance of the shares subject to the award will occur on a date following the award’s vesting date, subject to such terms and conditions as the Board shall deem appropriate. Dividend equivalent rights may be credited with respect to the shares subject to such awards.

Adjustment Provisions

Transactions not involving receipt of consideration by us, such as a merger, consolidation, reorganization, stock dividend, or stock split, may change the class and number of shares of common stock subject to the 2000 Plan and outstanding Stock Awards. In that event, the 2000 Plan will be appropriately adjusted as to the class and the maximum number of shares of common stock subject to the 2000 Plan and the limitation, pursuant to Section 162(m) of the Code, on the total number of shares subject to stock awards under the 2000 Plan that an employee is eligible to be granted during any calendar year, and outstanding Stock Awards will be adjusted as to the class, number of shares and price per share of common stock subject to such Stock Awards.

Effect of Certain Corporate Events

The following treatment shall apply in the case of certain corporate events, as described below, unless otherwise provided in a written agreement between us or an affiliate and a participant.

The 2000 Plan provides that, in the event of our dissolution or liquidation, then with respect to Stock Awards held by participants whose service with us or our affiliate has not terminated, the vesting and, if applicable, the time during which such Stock Awards may be exercised, shall be accelerated in full and such Stock Awards shall terminate if not exercised (if applicable) prior to such dissolution or liquidation, except to the extent that such Stock Awards are assumed or substituted by a surviving or acquiring corporation. The 2000 Plan further provides that, in the event of a sale, lease or other disposition of all or substantially all of our assets or certain specified types of mergers (as more fully described in the 2000 Plan) (such events individually referred to herein as a “corporate transaction”), any surviving corporation may either assume Stock Awards outstanding under the 2000 Plan or substitute similar awards for those outstanding under the 2000 Plan. If any surviving corporation does not either assume Stock Awards outstanding under the 2000 Plan, or substitute similar awards, then (i) with respect to outstanding Stock Awards held by participants whose service has not terminated, the vesting and, if applicable, the time during which such Stock Awards may be exercised, will be accelerated in full as of or prior to the occurrence of such corporate transaction and shall terminate if not exercised (if applicable) at or prior to such corporate transaction and (ii) any other outstanding awards shall terminate if not exercised (if applicable) prior to such corporate transaction. The acceleration of Stock Awards in the event of an acquisition or similar corporate event may be viewed as an anti-takeover provision, which may have the effect of discouraging a proposal to acquire or otherwise obtain control of us.

In addition, in the event there occurs a securities acquisition representing 50% or more of our combined voting power or a change in the Board composition representing 50% or more of the incumbent Board members, other than in a corporate transaction, then, with respect to participants whose service has not terminated, the vesting and, if applicable, exercisability of outstanding Stock Awards will be accelerated in full.

If there occurs any dissolution or liquidation of IDM, or any corporate transaction or other event described above occurs, the vesting and exercisability of nonstatutory options held by Non-Employee Directors whose service has not terminated shall be accelerated in full, unless otherwise specifically provided in the applicable option grant agreement.

Duration, Amendment and Termination

The Board may suspend or terminate the 2000 Plan without stockholder approval or ratification at any time or from time to time. Unless sooner terminated, the 2000 Plan will terminate on April 20, 2010.

The Board also may amend the 2000 Plan at any time or from time to time. However, no amendment will be effective unless approved by our stockholders to the extent that stockholder approval is necessary in order to satisfy the requirements of Section 422 of the Code or any Nasdaq or other applicable securities exchange listing requirements. In addition, the provisions of the 2000 Plan regarding the exercise price of nonstatutory stock options, the pricing of restricted stock purchases and the limitations on option repricing and option cancellation and regrant programs may not be amended without stockholder approval. The Board may submit any other amendment of the 2000 Plan for stockholder approval, including, but not limited to, amendments intended to satisfy the requirements of Section 162(m) of the Code regarding the exclusion of performance-based compensation from the limitation on the deductibility of compensation paid to certain employees.

Federal Income Tax Information

The tax treatment afforded the specific types of Stock Awards granted under the 2000 Plan is briefly described below. With respect to the respective tax rates applicable to such Stock Awards, currently the maximum ordinary income rate and short-term capital gains rate is effectively 35%, while the long-term capital gains rate for federal income tax purposes is currently 15%. Slightly different rules may apply to optionholders who acquire stock subject to certain repurchase options or who are subject to Section 16(b) of the Exchange Act.

Incentive Stock Options.  Incentive stock options under the 2000 Plan are intended to be eligible for the favorable federal income tax treatment accorded “incentive stock options” under Section 422 of the Code.

There generally are no federal income tax consequences to the optionholder or us by reason of the grant or exercise of an incentive stock option. However, the exercise of an incentive stock option may either cause the optionholder to incur liability for alternative minimum tax in the first instance or result in an increase in the amount of alternative minimum tax otherwise payable by the optionholder, if any.

If an optionholder holds stock acquired through exercise of an incentive stock option for more than two years from the date on which the option is granted and more than one year from the date on which the shares are transferred to the optionholder upon exercise of the option, any gain or loss on a disposition of such stock will be a long-term capital gain or loss.

Generally, if the optionholder disposes of the stock before the expiration of either of these holding periods, or a disqualifying disposition, then at the time of disposition the optionholder will realize taxable ordinary income equal to the lesser of (i) the excess of the stock’s fair market value on the date of exercise over the exercise price, or (ii) the optionholder’s actual gain, if any, on the purchase and sale. The optionholder’s additional gain or any loss upon the disqualifying disposition will be a capital gain or loss, which will be long-term or short-term depending on whether the stock was held for more than one year.

To the extent the optionholder recognizes ordinary income by reason of a disqualifying disposition, we will generally be entitled (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation) to a corresponding business expense deduction in the tax year in which the disqualifying disposition occurs.

Nonstatutory Stock Options.  Nonstatutory stock options granted under the 2000 Plan generally have the following federal income tax consequences:

There are no tax consequences to the optionholder or us by reason of the grant of a nonstatutory stock option. Upon acquisition of the stock, the optionholder normally will recognize taxable ordinary income equal to the excess, if any, of the stock’s fair market value on the date of acquisition over the purchase price. However, to the extent the stock is subject to certain types of vesting restrictions, the taxable event will be delayed until the vesting restrictions lapse unless the participant elects to be taxed on receipt of the stock. With respect to employees, we are generally required to withhold from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, we will generally be entitled to a business expense deduction equal to the taxable ordinary income realized by the optionholder.

Upon disposition of the stock, the optionholder will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income upon acquisition (or vesting) of the stock. Such gain or loss will be long-term or short-term depending on whether the stock was held for more than one year. Slightly different rules may apply to optionholders who acquire stock subject to certain repurchase options or who are subject to Section 16(b) of the Exchange Act.

Stock Bonuses and Restricted Stock.  Stock bonuses and restricted stock purchases granted under the 2000 Plan have the following federal income tax consequences:

Generally, at the time of receipt of the stock, the recipient’s tax treatment depends on whether the shares are then subject to a substantial risk of forfeiture (e.g., vesting) and, if so, whether he or she timely files an election under Section 83(b) of the Code. If the shares are subject to a substantial risk of forfeiture, and a Section 83(b) election is timely filed, the recipient will recognize ordinary income in the amount of the excess, if any, of the fair market value of the shares at the time of the purchase or other transfer over the purchase price. If the election is not timely filed, the recipient will recognize ordinary income at the time of receipt only in the amount of the difference between the purchase price and the fair market value of any shares that are not at the time subject to our repurchase option. Thereafter, whenever our repurchase option lapses with respect to a given number of shares, the recipient will recognize ordinary income in the amount of the excess of the fair market value of the shares with respect to which the repurchase option has just lapsed over the purchase price. With respect to employees, we are generally required to withhold from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, we will generally be entitled to a business expense deduction equal to the taxable ordinary income realized by the participant.

However, no taxable income is recognized upon receipt of a stock bonus or stock purchase award that includes a deferral feature. The participant will recognize ordinary income in the year in which the shares subject to that award are actually issued to the participant in an amount equal to the fair market value of the shares on the date of issuance. The participant and IDM will be required to satisfy certain tax withholding requirements applicable to such income. Subject to the requirement of reasonableness, Section 162(m) of the Code and the satisfaction of a tax reporting obligation, IDM will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the participant at the time the shares are issued. In general, the deduction will be allowed for the taxable year in which such ordinary income is recognized by the participant.

Upon disposition of the stock, the participant will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income upon acquisition (or vesting) of the stock. Such gain or loss will be long-term or short-term depending on whether the stock was held for more than one year. Slightly different rules may apply to participants who acquire stock subject to certain repurchase options or who are subject to Section 16(b) of the Exchange Act.

Potential Limitation on Company Deductions.  Section 162(m) of the Code denies a deduction to any publicly held corporation for compensation paid to certain “covered employees” in a taxable year to the extent that compensation to such covered employee exceeds $1 million. It is possible that compensation attributable to Stock Awards, when combined with all other types of compensation received by a covered employee from us, may cause this limitation to be exceeded in any particular year.

Certain kinds of compensation, including qualified “performance-based compensation,” are disregarded for purposes of the deduction limitation. In accordance with Treasury regulations issued under Section 162(m), compensation attributable to stock options will qualify as performance-based compensation if the award is granted by a compensation committee comprised solely of “outside directors” and either (i) the plan contains a per-

employee limitation on the number of shares for which such awards may be granted during a specified period, the per-employee limitation is approved by the stockholders, and the exercise price of the award is no less than the fair market value of the stock on the date of grant, or (ii) the award is granted (or exercisable) only upon the achievement (as certified in writing by the compensation committee) of an objective performance goal established in writing by the compensation committee while the outcome is substantially uncertain, and the award is approved by stockholders.

Compensation attributable to restricted stock and stock bonus awards will qualify as performance-based compensation under the Treasury regulations only if (a) the award is granted by a compensation committee comprised solely of “outside directors,” (b) the award is granted (or exercisable) only upon the achievement of an objective performance goal established in writing by the compensation committee while the outcome is substantially uncertain, (c) the compensation committee certifies in writing prior to the granting (or exercisability) of the award that the performance goal has been satisfied and (d) prior to the granting (or exercisability) of the award, shareholders have approved the material terms of the award (including the class of employees eligible for such award, the business criteria on which the performance goal is based, and the maximum amount, or formula used to calculate the amount, payable upon attainment of the performance goal).

Compliance with Section 409A of the Code.  IDM intends that any stock bonus or restricted stock purchase awards granted under the 2000 Plan that include a deferral feature shall contain such provisions so that such awards will comply with the requirements of Section 409A of the Code. Generally, if at any time during a taxable year a nonqualified deferred compensation plan fails to meet the requirements of Section 409A of the Code, or is not operated in accordance with those requirements, all amounts deferred under the 2000 Plan for the taxable year and all preceding taxable years, by any participant with respect to whom the failure relates, will be includible in gross income for the taxable year to the extent not subject to a substantial risk of forfeiture and not previously included in gross income. If a deferred amount is required to be included in income under Section 409A, the amount also is subject to interest and an additional income tax. The interest imposed is equal to the interest at the underpayment rate plus one percentage point, imposed on the underpayments that would have occurred had the compensation been includible in income for the taxable year when first deferred, or if later, when not subject to a substantial risk of forfeiture. The additional income tax is equal to 20% of the compensation required to be included in gross income.

Other Tax Consequences.  The foregoing discussion is not intended to be a complete description of the federal income tax aspects of Stock Awards granted under the 2000 Plan. In addition, administrative and judicial interpretations of the application of the federal income tax laws are subject to change. Furthermore, no information is given with respect to state ,local or foreign tax laws that may be applicable.

New Plan Benefits

As of April 23, 2007, no options or other Stock Awards have been granted on the basis of the 600,000 share increase for which stockholder approval is sought under this Proposal 2. At the annual meeting, each individual who will continue to serve as a non-employee Board member will receive an option grant under the 2000 Plan to purchase 5,000 shares of common stock at an exercise price equal to the fair market value per share of common stock on the grant date.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth certain information as of December 31, 2006 regarding our equity compensation plans.

(c)
	(a)		Number of Securities
	Number of Securities	(b)	Remaining Available
	to be Issued Upon	Weighted-Average	for Issuance Under
	Exercise of	Exercise Price of	Equity Compensation Plans
	Outstanding Options,	Outstanding Options,	(Excluding Securities
Plan Category	Warrants and Rights	Warrants and Rights(1)	Reflected in Column (a))

Equity compensation plans approved by security holders	2,272,655	$9.84	134,173
Equity compensation plans not approved by security holders	—	—	—

Total	2,272,655	$9.84	134,173

(1)	Calculation of weighted-average exercise price does not include 42,141 shares issuable pursuant to deferred issuance restricted stock awards, which have no exercise price.

We do not have in effect any equity compensation plans under which our equity securities are authorized for issuance that were adopted without the approval of our stockholders.

PROPOSAL 3

RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

The Audit Committee of the Board of Directors has selected Ernst & Young LLP, Independent Registered Public Accounting Firm, as our independent auditors for the fiscal year ending December 31, 2007 and has further directed that management submit the selection of independent auditors for ratification by our stockholders at the annual meeting. Ernst & Young LLP has audited our financial statements since our inception in 1987. Representatives of Ernst & Young LLP are expected to be present at the annual meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither our bylaws nor other governing documents or law require stockholder ratification of the selection of Ernst & Young LLP as our independent auditors. However, the Board is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in our best interest and the best interest of our stockholders.

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the annual meeting will be required to ratify the selection of Ernst & Young LLP. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

Auditors’ Fees

The following table sets forth the aggregate fees billed or to be billed by Ernst & Young LLP, Independent Registered Public Accounting Firm, to us for the fiscal years ended December 31, 2006 and 2005:

	Fiscal Year Ended
	2006	2005

Audit Fees(1)	$610,000	$545,000	(2)
Audit-related Fees	—	—
Tax Fees(3)	39,000	39,000
All Other Fees	—	—

Total Fees	$649,000	$584,000

(1)	Audit fees relate to the audit of our consolidated financial statements and reviews of our consolidated financial statements included in our quarterly reports on Form 10-Q for 2006, accounting consultations, and review of documents filed with the SEC.

(2)	This amount includes an upward adjustment of $125,000 from the corresponding amount reported in last year’s proxy statement. This adjustment was approved by the Audit Committee.

(3)	Tax related fees are for services related to tax compliance, tax advice and tax planning.

All fees described above were approved by the Audit Committee or the Chairman of the Audit Committee pursuant to the pre-approval policy previously adopted by the Audit Committee.

Pre-Approval Policies and Procedures.

The Audit Committee has adopted a policy and procedures for the pre-approval of audit and non-audit services rendered by our independent auditor, Ernst & Young LLP. The policy generally pre-approves specified services in the defined categories of audit services, audit-related services, and tax services up to specified amounts. Pre-approval may also be given as part of the Audit Committee’s approval of the scope of the engagement of the independent auditor or on an individual explicit case-by-case basis before the independent auditor is engaged to provide each service. The pre-approval of services may be delegated to one or more of the Audit Committee’s members, but the decision must be reported to the full Audit Committee at its next scheduled meeting.

The Audit Committee has determined that the rendering of the services other than audit services by Ernst & Young LLP is compatible with maintaining the principal accountant’s independence.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF PROPOSAL 3.

EXECUTIVE OFFICERS

Our officers, their positions, and ages are as follows.

		Principal Occupation/
Name	Age	Position Held With the Company

Jean-Loup Romet-Lemonne, M.D.	56	Chief Executive Officer and Director
Hervé Duchesne de Lamotte	51	Acting Principal Financial and Accounting Officer and General Manager and Vice President Finance, Europe
Sylvie Grégoire, Pharm.D.	45	Executive Chair and Director
Bonnie Mills, Ph.D.	58	Vice President, Clinical Operations and General Manager, U.S.
Robert J. De Vaere	49	Former Chief Financial Officer, Vice President, Finance and Administration and Secretary

Biographical information regarding each of our officers who are not also directors of the Company is as follows:

Mr. Duchesne de Lamotte has served as our Acting Principal Financial and Accounting Officer since May 2006 and as our Vice President Finance, Europe and General Manager, Europe since August 2005. From 1998 to August 2005, Mr. Duchesne de Lamotte served as Chief Financial Officer of IDM S.A., of which he was a co-founder. Mr. Duchesne de Lamotte received a degree in aerospace engineering from the École Nationale Supérieure de l’Aéronautique et de l’Espace in 1979. In 1982, he received a master’s degree in aeronautics and astronautics from the Massachusetts Institute of Technology, or MIT, and, in 1985, he received an MBA in finance from the Sloan School of Management at MIT.

Dr. Mills has served as our Vice President, Clinical Operations and General Manager, U.S. since August 2005. From June 2002 to August 2005, Dr. Mills served as Vice President, Medical Affairs of IDM, Inc., the wholly owned subsidiary of IDM S.A. From 1998 to 2000, Dr. Mills served as the Director of Clinical Affairs and subsequently as the Senior Director of Clinical and Regulatory Affairs and Quality Assurance for Nexell Therapeutics Inc., a pharmaceutical company. From 1979 to 1988, Dr. Mills served as the Assistant Research Scientist and subsequently as the Associate Research Scientist in the Immunology Division at the Beckman Research Institute of the City of Hope in Duarte, California. In 1988, Dr. Mills received a Ph.D. in medical sciences from the University of New Mexico.

Mr. De Vaere served as our Vice President, Finance and Chief Financial Officer from May 2000 to March 2006 and was our Vice President, Finance and Administration from December 2001 to March 2006. Prior to joining us in May 2000, Mr. De Vaere was with Vista Medical Technologies, Inc., a medical device company, from January 1996 to 2001, where he served as Vice President of Finance and Administration and Chief Financial Officer. Prior to his employment with Vista, he was Director of Finance and Business Management for Kaiser Electro-Optics from April 1993 to January 1996 and Controller for Kaiser Rollmet, an aerospace company, from January 1991 to April 1993. In 1980, Mr. De Vaere received a Bachelor of Science from the University of California, Los Angeles.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information regarding the ownership of the Company’s common stock as of February 28, 2007 by: (i) each director and nominee for director; (ii) each of the executive officers named in the Summary Compensation Table; (iii) all executive officers and directors of the Company as a group; and (iv) all those known by the Company to be beneficial owners of more than five percent of its common stock.

	Beneficial Ownership(1)
	Number of	Percent of
Beneficial Owner	Shares	Total

Medarex, Inc. 707 State Road Princeton, NJ 08540	2,624,279	14.62%
Sanofi-Aventis S.A. 174 Avenue de France 75635 Paris CEDEX 13 France	1,986,740	11.06%
Palo Alto Investors, LLC and its affiliates(2) 470 University Ave. Palo Alto, CA 94301	3,694,265	19.97%
Alta Partners and its affiliates(3) One Embarcadero 37th Floor San Francisco, CA 94301	1,624,737	8.96%
Dr. Jean Deleage(4)(7)	1,636,880	9.02%
Dr. Edward Penhoet(5)	1,624,737	8.96%
Dr. Jean-Loup Romet-Lemonne(6)(7)	481,267	2.66%
Dr. Sylvie Grégoire(7)	262,143	1.44%
Mr. Michael G. Grey(7)	18,570	*
Dr. John P. McKearn(7)	17,142	*
Dr. Robert Beck(7)	12,143	*
Dr. Donald Drakeman(7)	12,143	*
Mr. Hervé Duchesne de Lamotte(7)	90,717	*
Dr. Bonnie Mills(7)	43,099	*
Mr. Robert J. De Vaere(7)	70,398	*
All executive officers and directors as a group (10 persons)(8)	4,205,983	22.30%

*	Less than one percent.

(1)	This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G filed with the Securities and Exchange Commission (the “SEC”). Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, the Company believes that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 17,955,724 shares outstanding on February 28, 2007, adjusted as required by rules promulgated by the SEC.

(2)	Includes shares held by Palo Alto Healthcare Master Fund, L.P., Micro Cap Partners, L.P., Palo Alto Fund II, L.P. and Palo Alto Healthcare Fund II, L.P. William L. Edwards and A. Joon Yun, M.D. share voting and investment power with respect to the shares held by Palo Alto Investors, LLC, and one or more of its affiliates, and each of such individuals disclaims beneficial ownership of these shares except to the extent of his pecuniary interest therein. Also includes 539,765 shares subject to warrants that will terminate in February 2012.

(3)	Includes shares held by Alta BioPharma Partners, L.P., IDM Chase Partners (Alta Bio), LLC, Alta Embarcadero BioPharma Partners, LLC, Alta Bio Pharma Partners III, L.P., Alta BioPharma Partners III GmbH & Co. Beteiligungs KG and Alta Embarcadero BioPharma Partners III, LLC. Edward Penhoet, Ph.D. and Jean Deleage, Ph.D., each of whom currently serves on our board of directors, and Guy Nohra, Garrett

Gruener, Daniel Janney, Alix Marduel, M.D., Farah Champsi and Edward Hurwitz share voting and investment power with respect to the shares held by Alta Partners and one or more of its affiliates, and each of such individuals disclaims beneficial ownership of these shares except to the extent of his or her pecuniary interest therein. Also includes 182,045 shares subject to warrants that will terminate in February 2012.

(4)	Includes the shares referred to in footnote (3) above. Dr. Deleage disclaims beneficial ownership of these shares except to the extent of his pecuniary interest in these entities.

(5)	Includes the shares referred to in footnote (3) above. Dr. Penhoet disclaims beneficial ownership of these shares except to the extent of his pecuniary interest in these entities.

(6)	Includes 17,296 shares owned by Jecca, Dr. Romet-Lemonne’s spouse, and 15,087 shares, which she has the right to acquire within 60 days after February 28, 2007 pursuant to outstanding options.

(7)	Includes shares, which certain of executive officers (including a former executive officer who is a named executive officer) and directors have the right to acquire within 60 days after February 28, 2007 pursuant to outstanding options, as follows:

Dr. Romet-Lemonne, 124,017 shares;
Mr. Grey, 18,570 shares;
Mr. De Vaere, 49,997 shares;
Dr. McKearn, 17,142 shares;
Dr. Beck, 12,143 shares;
Dr. Deleage, 12,143 shares;
Dr. Drakeman, 12,143 shares;
Dr. Grégoire, 262,143 shares;
Dr. Mills, 43,099 shares; and
Mr. Lamotte, 21,180 shares.

(8)	Does not include shares held by Mr. De Vaere because he is no longer one of our executive officers.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than 10% of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports in changes in ownership of our common stock and other of our equity securities. Specific due dates for these reports have been established, and we are required to disclose any failure to file by these dates during 2006. Our officers, directors and greater than 10% stockholders are required by the SEC regulations to furnish us with copies of all Section 16(a) forms they file.

To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, during the year ended December 31, 2006, all Section 16(a) filing requirements applicable to our officers, directors and greater than 10% beneficial owners were complied with; except that a report on Form 4, Statement of Changes in Beneficial Ownership of Securities, covering one transaction relating to a year-end stock option grant, was filed late by Mr. Duchesne de Lamotte.

Compensation of Directors

Our directors receive annual fees for service as shown in the following table.

Director Position	Annual Fee

Member of the Board of Directors	$20,000
Audit Committee Chairman	$8,000
Audit Committee Member	$4,000
Compensation Committee Chairman	$4,000
Compensation Committee Member	$2,000
Nominating Committee Chairman	$3,000
Nominating Committee Member	$1,500

In addition, our directors receive $2,000 for each regularly scheduled Board meeting attended in person and $1,000 for the first hour $500 for each additional hour for each regularly scheduled Board meeting attended by telephone and receive $750 for each regularly scheduled committee meeting. We also reimburse our directors for their reasonable expenses incurred in attending meetings of our Board of Directors. The Directors’ Deferred Compensation Plan allows participating directors to elect on an annual basis to defer a percentage of their cash compensation in a deferred compensation account pursuant to which the deferred fees are credited in the form of share units having a value equal to shares of our common stock share units, based on the market price of the stock at the time the deferred fees are earned. When a participant ceases serving as a director, the participant will be entitled to receive the value of his or her account either in a single lump-sum payment or in equal annual installments, as determined by us, in our sole discretion, provided that if the distribution amount is less than $50,000, we are required to pay it in a lump sum.

Directors are eligible to receive option grants under our stock option plan in accordance with the policy regarding non-employee director compensation adopted by the Board of Directors. This policy calls for each non-employee director to be granted annual options to purchase 5,000 shares of our common stock as of the date of each annual meeting of our stockholders. The shares subject to such option vest monthly over a 12 month period, provided the director remains a director upon the date of his re-election to our Board. Newly appointed or elected non-employee directors are eligible for a 20,000-share option grant under this policy with monthly vesting over a 48 month period.

The following table shows for the fiscal year ended December 31, 2006 certain information with respect to the compensation of all non-employee directors of the Company:

Director Compensation for Fiscal 2006

					Change in
					Pension
					Value and
	Fees Earned			Non-Equity	Nonqualified
	or Paid	Stock	Option	Incentive Plan	Deferred	All Other
	in Cash	Awards	Awards	Compensation	Compensation	Compensation	Total
Name	($)	($)	($)(1)	($)	Earnings	($)	($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)

Dr. Robert Beck	35,500	—	27,457	—	—	—	62,957
Dr. Jean Deleage	46,500	—	27,457	—	—	—	73,957
Dr. Donald Drakeman	37,000	—	27,457	—	—	—	64,457
Dr. Sylvie Grégoire(2)	39,000	—	28,099	—	—	—	67,099
Mr. Michael G. Grey	42,250	—	27,457	—	—	—	69,707
Dr. David Haselkorn(3)	38,000	—	27,457	—	—	—	65,457
Dr. John P. McKearn	34,500	—	27,457	—	—	—	61,957
Dr. Edward Penhoet(4)	—	—	—	—	—	—	—

(1)	Amounts are calculated utilizing the provisions of Statement of Financial Accounting Standards (“SFAS”) No. 123R, “Share-based Payments”. See Note 4 “Summary of Significant Accounting Policies” of the financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006 for a discussion of the assumptions underlying valuation of our equity awards.

(2)	Dr. Grégoire also received compensation during the year ended December 31, 2006 for consulting services in her role as Executive Chair. See “Summary Compensation Table for Fiscal 2006” below for further details relating to such compensation.

(3)	Dr. Haselkorn resigned from the Board in January 2006.

(4)	Dr. Penhoet was elected to the Board in April 2007. Pursuant to the policy regarding non-employee director compensation previously adopted by the Board, Dr. Penhoet received an initial option grant to purchase 20,000 shares of our common stock under our stock option plan upon his election to the Board.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This section discusses the principles underlying our executive compensation decisions and the most important factors relevant to an analysis of these decisions. We are providing this information regarding the manner and context in which compensation is awarded to and earned by our executive officers to place in perspective the data presented in the tables and other quantitative information that follows this section.

Executive compensation philosophy and objectives

The Compensation Committee of our Board of Directors is responsible for establishing, implementing and overseeing our executive compensation and benefit policies, including our 2000 Plan. The compensation of our executive officers is designed to attract executives with the ability, skills and commitment necessary for IDM to achieve its strategic goals, to reward those individuals adequately and fairly over time, and to retain those individuals who continue to perform at or above our expectations. The Compensation Committee’s overall objective is to make compensation decisions that motivate and reward achievement of the Company’s business objectives, particularly focused on the objective of obtaining marketing approvals of our lead product candidate, Junovan (mifamurtide for injection) for the treatment of osteosarcoma, our joint development of Uvidem with sanofi-aventis S.A., and disciplined management of our financial resources. Our executive officers’ compensation has three primary components — base salary, an annual discretionary cash bonus, and long-term incentive compensation primarily in the form of stock options. In addition, our executive officers are provided with benefits that are generally available to all of our salaried employees.

Our Compensation Committee views the three components of our executive compensation as related but distinct. Although our Compensation Committee does consider total compensation, we do not believe that significant compensation of one type should necessarily negate or reduce other types of compensation because each component of compensation serves a purpose in rewarding and motivating our executives. Our Compensation Committee has not adopted any formal or informal policies or guidelines for allocating compensation between long-term and currently paid-out compensation, between cash and non-cash compensation, or among different forms of compensation. This is due in part to the small size of our executive team and the need to tailor each executive officer’s award to attract and retain that executive officer. Our Compensation Committee determines the appropriate level for each compensation component based in part, but not exclusively, on our Company view of internal equity and consistency, individual performance and other information the Compensation Committee deems relevant, such as compensation data of comparable companies.

Our Board of Directors has appointed an Executive Chair of the Board, who serves as a consultant to the Company responsible for advising and consulting with the Company’s management with regard to operations of the Company, including particularly the Company’s achievement of defined milestone events and such other duties and responsibilities as the Board or any committee of the Board may prescribe. The compensation for consulting services provided by the Executive Chair were determined by the Board, with the Executive Chair abstaining from the determination, and are set forth in a consulting agreement between the Company and the Executive Chair.

Primary components of executive compensation

As described above, the aggregate compensation paid to our executive officers is comprised of three primary components: base salary, an annual discretionary cash bonus, and long-term incentive compensation primarily in the form of stock options. Each component is described below in more detail.

Base salary.  Our Compensation Committee fixes the base salary of each of our executive officers at a level it believes enables us to hire and retain these individuals and reward our executive officers for satisfactory individual performance and a satisfactory level of contribution to our overall business goals. In determining the base salaries of our executive officers, the Compensation Committee also takes into account the base salaries paid to executives of other companies with which we believe we compete for talent, including companies of similar size and stage of development in the biotechnology industry, as well as other private and public companies located in our geographical location. The base salary of each of our executive officers was initially established under employment agreements with those executive officers that took these factors into account. We entered into employment agreements with Drs. Romet-Lemonne and Mills in connection with the Combination completed in August 2005, and Mr. Duchesne de Lamotte entered into an employment agreement with our subsidiary, Immuno-Designed Molecules, S.A., in 1998 which was amended in August 2005 to provide him with certain benefits upon termination of his employment For newly hired executive officers, the base salary would be initially established through negotiation at the time the executive officer is hired, taking into account the executive officer’s qualifications, experience, prior salary and competitive salary information and any particular circumstance that motivated the executive officer to leave his or her prior position and join IDM. Year-to-year adjustments to each executive officer’s base salary, if any, are based upon individual performance for that year, changes in the general level of base salaries of persons in comparable positions within our industry and geographical location, and the average merit salary increase for such year for all of our employees, as well as other factors the Compensation Committee judges to be pertinent during that assessment period. Generally, the salaries for our executive officers are adjusted effective in the last quarter of each year or the first quarter of the following year. When reviewing executive compensation and making executive hiring decisions, the Compensation Committee takes into account publicly available data relating to the compensation practices and policies of other companies within and outside of our industry as well as input from other sources, including input from other independent members of our Board of Directors. The Compensation Committee has in the past engaged compensation consultants to provide information for use in establishing or revising executive compensation and may do so in the future but did not use a compensation consultant to establish compensation for 2006. Our Compensation Committee realizes that benchmarking the Company’s compensation against the compensation earned at comparable companies may not always be appropriate but believes that comparison of the Company’s compensation practices is useful because it defines the competitive environment for hiring and retaining executive officers that the Company faces.

Annual discretionary cash bonuses.  Although the employment agreements with our executive officers established target bonus amounts for 2005, the annual cash bonus payments to our executive officers are entirely discretionary for 2006 and any subsequent year. We use annual incentive bonuses to compensate our executive officers for achieving Company financial and operational goals. These objectives relate generally to Company-wide goals and performance objectives and other strategic factors including progress on development and regulatory objectives with regard to our product development candidates, particularly Junovan and Uvidem, and financial objectives such as raising capital and managing our existing resources. Our Compensation Committee believes that it is most appropriate and meaningful at this point in the life cycle of the Company to determine discretionary cash bonus amounts, if any, to our Chief Executive Officer based upon our management team’s performance and achievement of Company-wide goals as a whole. Our Compensation Committee bases its determination of discretionary cash bonus amounts, if any, to our executive officers other than our Chief Executive Officer, on our management team’s performance and achievement of Company-wide goals as a whole, as well as achievement of individual objectives that focus on the executive officer’s operational responsibilities. Bonus payment recommendations for executive officers are initiated by the Chief Executive Officer and submitted to the Compensation Committee for review.

Long-term equity incentive awards.  We primarily use stock options to reward long-term performance. In the past, we have also used restricted stock awards to reward long-term performance. Our grant of stock options and restricted stock awards are intended to produce significant value for each executive officer if our performance is outstanding and if the executive officer stays with the Company. To conserve our cash resources, we place special emphasis on equity-based incentives to attract, retain and motivate executive officers as well as other employees. The Compensation Committee provides our executive officers with long-term incentive compensation through grants of stock options and restricted stock awards, generally under the 2000 Plan. We believe that stock options provide our executive officers with the opportunity to purchase and maintain an equity interest in IDM and to share in the appreciation of the value of our common stock. We believe that stock options align employee incentives with the interests of our stockholders because options have value only if our stock price increases over time. The stock options also utilize vesting periods, generally daily vesting over a four-year period following the date of grant for existing employees, that encourage executive officers to continue their employment with us. The Compensation Committee considers the grant of each option or other stock award subjectively, considering factors such as the individual performance of the executive officer and the anticipated contribution of the executive officer to the attainment of our long-term strategic performance goals. Long-term incentives granted in prior years are also taken into consideration. Grants are made to all employees when hired based on salary level and position. All employees, including executive officers, are eligible for subsequent, discretionary grants, which are generally based on either individual or corporate performance as well as position within the Company. All of the stock option grants made to our executive officers in 2006 and to date in 2007 were made at the fair market value of our common stock on the grant date, determined by the closing market value of our common stock as reported on The Nasdaq Global Market on the date of grant. We do not have any program, plan or obligation that requires us to grant equity compensation to any executive officers on specified dates. The authority to make equity grants to executive officers rests with our Compensation Committee, although, as noted above, the Compensation Committee does consider the recommendations of our Chief Executive Officer in setting the compensation of our other executive officers.

Severance benefits

Each of Drs. Romet-Lemonne and Mills and Mr. Duchesne de Lamotte has a provision in his or her employment agreement providing for certain severance benefits, including accelerated vesting of certain stock awards, in the event of termination of the executive officer’s employment without cause or the executive officer’s resignation of employment with good reason. These severance provisions are described in the “Employment, Change of Control and Severance Agreements” section below, and certain estimates of these change of control benefits are provided in “Potential Payments Upon Termination or Change of Control” section below.

Other benefits

Our executive officers are eligible to participate in all of our employee benefit plans, such as medical, dental, vision, group life and disability insurance and our 401(k) plan, in each case on the same basis as our other employees. There were no special benefits or significant perquisites provided to any executive officer in 2006.

Material tax and accounting implications of executive compensation policies

We account for the equity compensation expense for our employees under the rules of Statement of Financial Accounting Standards No. 123(R), “Share-Based Payment,” as interpreted by SEC Staff Accounting Bulletin No. 107, “FAS 123(R),” which requires us to estimate and record an expense for each award of equity compensation over the service period of the award. Accounting rules also require us to record cash compensation as an expense at the time the obligation is accrued. Unless and until we achieve sustained profitability, the availability to us of a tax deduction for compensation expense is not material to our financial position. We structure discretionary cash bonus compensation so that it is taxable to our employees at the time it becomes available to them. Federal income tax law prohibits publicly held companies from deducting certain compensation paid to a named executive officer that exceeds $1 million during the tax year. To the extent that compensation is based upon the attainment of performance goals set by the Compensation Committee pursuant to plans approved by our stockholders, the compensation is not included in the computation of this limit. Although the Compensation Committee intends, to the extent feasible and where it believes it is in the best interests of the Company and our stockholders, to attempt to qualify executive compensation as tax deductible, it does not intend to permit this tax provision to dictate the Compensation Committee’s development and execution of effective compensation plans.

Executive compensation review process

Our Compensation Committee currently performs an annual review of our executive officers’ cash compensation and share and option holdings to determine whether they provide adequate incentives and motivation to our executive officers and whether they adequately compensate our executive officers relative to comparable executive officers in other companies. Compensation Committee meetings have sometimes included, for all or a portion of each meeting, not only the committee members but also our Executive Chair and our Chief Executive Officer. For compensation decisions, relating to executive officers (other than our Chief Executive Officer) including decisions regarding the grant of equity compensation, the Compensation Committee typically considers the recommendations of our Chief Executive Officer. The charter for our Compensation Committee provides for the Compensation Committee to evaluate the performance of the Chief Executive Officer and other executive officers in light of relevant corporate performance goals and objectives and to recommend to the Board for determination and approval the compensation of the Company’s Chief Executive Officer and other executive officers. Our Compensation Committee has authority under its charter to administer the Company’s stock plans and approve grants and awards under those plans.

2006 Executive compensation decisions

December 2006 Compensation Committee meeting.  At a meeting held in December 2005, our Compensation Committee performed a review of our executive officers’ cash compensation and share and option holdings in order to determine the compensation for our executive officers for 2006. After completing its review, our Compensation Committee recommended that base salaries for our executive officers not be increased because base salaries had been established for executive officers under employment agreements entered into in connection with the completion of the Combination in August 2005. The Compensation Committee also recommended discretionary cash bonuses and stock awards for our officers for performance in 2005. The Board confirmed these recommendations of the Compensation Committee. The 2006 base salaries and cash bonuses and stock awards for performance in 2005 for our named executive officers were reflected in the summary compensation table in our proxy statement for our 2006 annual meeting of stockholders.

December 2006 and March 2007 Compensation Committee meetings.  Our Compensation Committee reviewed compensation matters in December 2006, at which time it approved stock option grants to employees other than the Chief Executive Officer to recognize employee achievements with regard to the Company’s filing of applications for marketing approval for Junovan in the United States and Europe and completion of a restructuring of the Company’s operations in light of the Company’s cash position, but the Compensation Committee postponed its annual compensation review for 2006 pending completion of a financing of the Company. The stock option grants made at the December 2006 meeting included the grant of a stock option for 37,500 shares to Dr. Mills and a stock option for 10,000 shares to Mr. Duchesne de Lamotte, each of which was granted at an exercise price equal to the closing price per share of the Company’s common stock on the date of grant as reported on the Nasdaq Global Market.

At meetings held in March 2007, our Compensation Committee performed a review of our executive officers’ cash compensation and share and option holdings in order to recommend to the Board the compensation for our executive officers for 2006. After completing its review, our Compensation Committee took the following compensation actions at these meetings:

•	2007 base salaries: The Compensation Committee recommended to the Board an increase of $10,000 (or 4.35% of her 2006 base salary) in Dr. Mills’ base salary and an increase in Mr. Duchesne de Lamotte’s base salary of 2.6%, consistent with the cost-of-living increase for other Company employees based in France. The Compensation Committee recommended that the base salary for Dr. Romet-Lemonne should not be increased from its 2006 level. The Board ratified the recommendation of the Compensation Committee with regard to executive officer base salaries for 2007. The 2007 base salaries for our named executive officers are as follows:

Executive Officer	2007 Base Salary

Jean-Loup Romet-Lemonne, M.D. Chief Executive Officer	$385,000
Hervé Duchesne de Lamotte Acting Principal Financial and Accounting Officer and General Manager, France	$246,584	(1)
Bonnie Mills, Ph.D. Vice President, Clinical Operations and General Manager, U.S.	$240,000

(1)	Mr. Duchesne de Lamotte’s base salary for 2007 is €196,278, which is paid in euros by our subsidiary, Immuno-Designed Molecules, S.A. The base salary in dollars was calculated using the average euro to dollar exchange rate for the year 2006 (1.2563 dollars per euro, Federal Reserve Bank of New York noon buying rate).

•	2006 discretionary cash bonuses: In determining the 2006 discretionary cash bonus amounts for our executive officers, the Compensation Committee reviewed performance assessments and compensation recommendations made by our Chief Executive Officer at meetings held in March 2007. In light of the Company’s limited financial resources, the Compensation Committee determined not to provide a 2006 bonus to the Company’s executives until the Company had completed a financing, which it did in February 2007. The performance assessment outlined performance of the Company as a whole and the individual performance of our executive officers other than our Chief Executive Officer. After reviewing the Company’s overall performance and the management team’s contribution to this performance, the Compensation Committee assessed the level of performance of the Company and each executive’s contribution to that performance, with particular focus on development and regulatory achievements with regard to our lead product candidate, Junovan, and financial achievements of raising capital and managing our existing resources. The Compensation Committee considered the completion of the financing in 2007, as well as the importance of the contributions of Dr. Mills in the Company’s development and regulatory achievements with regard to Junovan and Mr. Duchesne de Lamotte’s involvement in the operational restructuring in France to conserve the Company’s financial resources in its recommendations to the Board of payment of a cash bonus of $45,500 to Dr. Mills and a cash bonus of $40,000, to be paid in euros, to Mr. Duchesne de Lamotte. The Compensation Committee considered the management, financial and operational challenges that faced the Company in 2006 in its recommendations to the Board of a cash bonus of $50,000 for Dr. Romet-Lemonne. The Board ratified the recommendation of the Compensation Committee with regard to discretionary cash bonuses for executive officer performance in 2006.

•	Equity compensation: For performance in 2006, the Compensation Committee also recommended, and the Board approved, the grant of stock options for 50,000 shares to each of Dr. Romet-Lemonne, Dr. Mills and Mr. Duchesne de Lamotte, which were in addition to the stock option grants made to Dr. Mills and Mr. Duchesne de Lamotte in December 2006.

Compensation of Executive Chair

We have a consulting agreement with the Executive Chair of our Board of Directors which provides for compensation for the consulting services provided by the Executive Chair as determined by the Board. The Executive Chair is not an employee of the Company and is not entitled to the compensation and benefits provided to our executive officers as described above. As described above, the Executive Chair was engaged as a consultant over a limited period of time to advise and consult with the Company’s management with regard to operations of the Company, including particularly the Company’s achievement of defined milestone events and such other duties and responsibilities as the Board or any committee of the Board may prescribe. The Executive Chair’s compensation under the consulting agreement includes cash compensation of $10,000 per month and stock options for 600,000 shares that vest and become exercisable only upon the achievement by the Company of defined milestone events, the achievement of which are determined in the sole discretion of the Board. As of April 1, 2007, the milestone events related to regulatory filings for Junovan were achieved resulting in the vesting of stock options for 250,000 shares, two of the milestone events related to financing of the Company and the hiring by the Company of an operational executive were not achieved resulting in expiration without vesting of a stock option for 150,000 shares, and stock options for 200,000 shares remain outstanding and subject to vesting upon milestone events that may or may not be achieved. On April 9, 2007, the Board granted the Executive Chair a fully vested stock option for 25,000 shares in recognition of the Company’s completion of a financing in late February 2007 and the fact that the stock option for 100,000 shares granted under the consulting agreement that was subject to vesting upon completion of a financing did not vest and the stock option expired because the financing occurred one month after the date by which the financing was to have occurred under the terms of the consulting agreement. The stock options granted to the Executive Chair have an exercise price equal to the closing price per share of the Company’s common stock on the applicable date of grant as reported on the Nasdaq Global Market.

Compensation of former Chief Financial Officer

Robert J. De Vaere served as our Vice President, Finance and Chief Financial Officer through his resignation effective March 31, 2006 and provided consulting services to us following that date. Under his amended employment agreement with the Company entered into in connection with the closing of the Combination in August 2005, Mr. De Vaere was entitled to an annual base salary of $235,000 and was entitled to receive retention bonuses equal, in total, to 60% of his annual base salary if he remained employed with the Company through specified dates. His amended employment agreement also provided for payment of severance benefits upon termination of his employment by the Company without cause or his resignation with good reason. These severance provisions are described in the “Employment, Change of Control and Severance Agreements” section below. Under the terms of his amended employment agreement, Mr. De Vaere received $84,224 in total salary through the date of his resignation as well as retention bonuses of $141,000, severance payments of $94,418, and consulting fees of $18,800 for 2006.

Summary Compensation Table

The following table shows for the fiscal year ended December 31, 2006, compensation awarded to or paid to, or earned by, the Company’s Chief Executive Officer, Principal Financial and Accounting Officer and its three other most highly compensated executive officers at December 31, 2006 (including Mr. De Vaere, who served as our Chief Financial Officer, Vice President, Finance and Administration and Secretary until March 31, 2006) (the “Named Executive Officers”).

Summary Compensation Table for Fiscal 2006

					Stock	Option		All Other
		Salary		Bonus	Awards	Awards		Compensation		Total
Name and Principal Position	Year	($)		($)(1)	($)(2)	($)(2)		($)		($)
(a)	(b)	(c)		(d)	(e)	(f)		(i)		(j)

Dr. Jean-Loup Romet-Lemonne. Chief Executive Officer	2006	385,000	(3)	50,000	75,527	111,729		14,336	(4)	636,592
Mr. Hervé Duchesne de Lamotte, Acting Principal Financial and Accounting Officer and General Manager and Vice President Finance, Europe	2006	240,335	(5)	40,000	15,607	41,441		—		337,383
Dr. Sylvie Grégoire, Executive Chair(6)	2006	—		—	—	592,169	(7)	43,796	(8)	635,965	(9)
Dr. Bonnie Mills, Vice President, Clinical Operations and General Manager, U.S.	2006	230,000		45,500	11,949	35,664		6,600	(10)	329,713
Mr. Robert J. De Vaere, Former Chief Financial Officer, Vice President, Finance and Administration and Secretary(11)	2006	84,224		141,000	79,385	—		113,218	(12)	417,827

(1)	In light of the Company’s limited financial resources, the Compensation Committee determined not to provide a bonus to the Company’s executives for 2006 performance until the Company had completed a financing, which it did in February 2007.

(2)	Amounts are calculated utilizing the provisions of SFAS No. 123R, “Share-based Payments”. See Note 4 “Summary of Significant Accounting Policies” of the financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006 for a discussion of the assumptions underlying valuation of our equity awards.

(3)	12% of this amount is paid by IDM S.A. in compensation for the position of President and CEO of IDM S.A.

(4)	This amount includes a 401(k) matching contribution for $6,600 and life insurance premiums paid by IDM S.A. for $7,736.

(5)	This amount, paid in euros, was converted using the average euro to dollar exchange rate for the year 2006 (1.2563 dollar per euro, Federal Reserve Bank of New-York noon buying rate).

(6)	On August 10, 2006, Dr. Grégoire was appointed the Executive Chair of the Board of Directors and entered into a consulting agreement with the Company. Dr. Grégoire’s compensation under the terms of the agreement includes both cash compensation of $10,000 per month and 600,000 nonstatutory stock options that may vest and become exercisable upon the achievement by the Company of defined milestone events by specified dates through June 30, 2007. If a particular milestone event is not met on or before the date specified in the agreement, all options related to that particular milestone event will terminate. The agreement continues until June 30, 2007 and may be earlier terminated by either party upon 15 day written notice. Dr. Grégoire received a stock option to purchase 25,000 shares of the Company’s common stock in April 2007 in connection with her services as a consultant.

(7)	During the fourth quarter of 2006 three of the milestones were met, resulting in this compensation expense which is considered as a general and administrative expense.

(8)	Includes consulting fees that were paid in connection with specific missions undertaken as Executive Chair. These fees are separate from compensation received by Dr. Grégoire for services as a non-employee director, which are set forth in the table entitled “Director Compensation for Fiscal 2006” above.

(9)	Dr. Grégoire also received compensation during the year ended December 31, 2006 for services as a non-employee director. See the table entitled “Director Compensation for Fiscal 2006” above for further details relating to such compensation.

(10)	This amount represents a 401(k) matching contribution.

(11)	Mr. De Vaere served as our Vice President, Finance and Chief Financial Officer since May 2000 and resigned effective March 31, 2006. He worked as a consultant for the Company after that date.

(12)	Includes $94,418 paid in connection with a retention plan and $18,800 in consulting fees.

Grants of Plan-Based Awards

The following table shows for the fiscal year ended December 31, 2006, certain information regarding grants of plan-based awards to the Named Executive Officers:

Grants of Plan-Based Awards in Fiscal 2006

								All Other	All Other
								Stock	Option		Grant
								Awards:	Awards:	Exercise	Date Fair
					Estimated Future Payouts			Number	Number of	or Base	Value of
		Estimated Future Payouts			Under Equity Incentive			of Shares	Securities	Price of	Stock and
		Under Non-Equity Incentive Plan Awards			Plan Awards			of Stock	Underlying	Option	Option
	Grant	Threshold	Target	Maximum	Threshold	Target	Maximum	or Units	Options	Awards	Awards
Name	Date	($)	($)	($)	(#)	(#)	(#)	(#)	(#)	($/Sh)	($)(1)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)

Dr. Jean-Loup Romet-Lemonne	—	—	—	—	—	—	—	—	—	—	—
Mr. Hervé Duchesne de Lamotte	12/15/06	—	—	—	—	—	—	—	10,000	3.05	30,500
Dr. Sylvie Grégoire(2)	8/10/06	—	—	—	—	—	—	—	600,000	2.75	1,650,000
Dr. Bonnie Mills	12/15/06	—	—	—	—	—	—	—	37,500	3.05	114,375
Mr. Robert J. De Vaere	—	—	—	—	—	—	—	—	—	—	—

(1)	Amounts are calculated utilizing the provisions of SFAS No. 123R, “Share-based Payments”. See Note 4 “Summary of Significant Accounting Policies” of the financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006 for a discussion of the assumptions underlying valuation of our equity awards.

(2)	Dr. Grégoire also received compensation during the year ended December 31, 2006 for services as a non-employee director. See the table entitled “Director Compensation for Fiscal 2006” above for further details relating to such compensation.

Employment, Change of Control and Severance Agreements

Current Agreements.  On April 21, 2005, we entered into an employment agreement with Jean-Loup Romet-Lemonne, M.D., then the President and Chief Executive Officer of IDM S.A. The employment agreement became effective upon the closing of the Combination and provides that Dr. Romet-Lemonne will serve as our Chief Executive Officer. The agreement provides for a minimum annual salary of $385,000, as well as an annual performance-based bonus in a target amount of 35% of base salary. In addition, the agreement grants Dr. Romet-Lemonne the right to receive a restricted stock grant of up to 25,671 shares. The restricted stock grant is subject to the following terms:

•	the restricted stock vests as to 100% of the underlying shares on the date 42 months after the effective date of the employment agreement;

•	the restricted stock is subject to accelerated vesting upon the closing of one or more transactions providing a specified level of financing to us, the timely filing of a marketing approval application with the appropriate agency with respect to Junovan, the regulatory approval in the United States or Europe of Junovan and the closing of a transaction providing a specified level of funding to our infectious disease business; and

•	shares subject to the restricted stock grant that become vested will be issued to Dr. Romet-Lemonne on the earlier of (i) Dr. Romet-Lemonne’s termination, or (ii) 48 months from the effective date of the agreement.

The agreement also provides for the grant of an option to purchase up to 77,757 shares of our common stock. The option grant shall vest over a four-year period with 25% of the underlying shares vesting on the first anniversary of the grant date and the balance vesting ratably on a daily basis thereafter, subject to Dr. Romet-Lemonne’s continuous employment with us through the applicable vesting date.

The agreement provides for continued exercisability of outstanding options to purchase ordinary shares of IDM S.A. granted to Dr. Romet-Lemonne prior to the effective date of the agreement which were replaced with substitute options to purchase our common stock in connection with the Combination, to the extent the current market price of the shares underlying the options is less than the exercise price of the options on the effective date of the agreement, generally until the later of (i) three months after employee’s employment termination, or (ii) December 31, 2007.

In case of termination of Dr. Romet-Lemonne’s employment due to death or disability, he will be entitled to full acceleration of vesting and exercisability of any outstanding options granted before the effective date of the agreement. In the event that we terminate his employment without cause (as “cause” is defined in the employment agreement), or Dr. Romet-Lemonne terminates his employment with good reason (as “good reason” is defined in the employment agreement), Dr. Romet-Lemonne will be entitled to, subject to the execution by him of an effective waiver and release of claims:

•	severance payments, consisting of his base salary in effect at the time of termination, paid for a period of 24 months (or, at his option, payment in a lump sum of such amount), in the case of termination without cause, and, in the case of termination by Dr. Romet-Lemonne with good reason, such severance shall be paid from the date of termination until the earlier of 12 months or until the date he begins full time employment with another entity;

•	reimbursement for a portion of COBRA heath insurance premiums until the earlier of 12 months in the case of termination with good reason, 24 months in the case of termination without cause, or until the date he begins full time employment with another entity, up to the maximum period permitted under COBRA

•	full acceleration, as of the date of termination, of vesting and exercisability of any outstanding options granted before the effective date of the agreement; and

•	full acceleration of vesting and exercisability of any unvested restricted stock or options granted pursuant to the agreement.

On June 6, 2005, we entered into an employment agreement with Bonnie Mills, Ph.D., the General Manager and Vice President, Clinical Operations of IDM Inc. The employment agreement became effective upon the closing of the Combination and provides that Dr. Mills will serve as our Vice President, Executive Director, Clinical Operations. The agreement provides for a minimum annual salary of $230,000, as well as an annual performance-based bonus in a target amount of 25% of base salary. In addition, the agreement grants Dr. Mills the right to receive a restricted stock grant of up to 7,142 shares. The restricted stock grant is subject to the following terms:

•	the restricted stock vests as to 100% of the underlying shares on the date 42 months after the effective date of the employment agreement;

•	the restricted stock is subject to accelerated vesting upon the closing of one or more transactions providing a specified level of financing to us, the timely filing of a marketing approval application with the appropriate agency with respect to Junovan, and the regulatory approval in the United States or Europe of Junovan; and

•	shares subject to the restricted stock grant that become vested will be issued to Dr. Mills on the earlier of (i) Dr. Mills’ termination, or (ii) 48 months from the effective date of the agreement.

The agreement also provides for the grant of an option to purchase up to 21,428 shares of our common stock. The option grant shall vest over a four-year period with 25% of the underlying shares vesting on the first anniversary of the grant date and the balance vesting ratably on a daily basis thereafter, subject to Dr. Mills’ continuous employment with us through the applicable vesting date.

The agreement provides for continued exercisability of outstanding options to purchase ordinary shares of IDM S.A. granted to Dr. Mills prior to the effective date of the agreement which were replaced with substitute options to purchase our common stock in connection with the Combination, to the extent the current market price of the shares underlying the options is less than the exercise price of the options on the effective date of the agreement, generally until the later of (i) three months after employee’s employment termination, or (ii) December 31, 2007.

In case of termination of Dr. Mills’ employment due to death or disability, she will be entitled to full acceleration of vesting and exercisability of any outstanding options granted before the effective date of the agreement. In the event that we terminate her employment without cause (as “cause” is defined in the employment agreement), or Dr. Mills terminates her employment with good reason (as “good reason” is defined in the employment agreement), Dr. Mills will be entitled to, subject to the execution by her of an effective waiver and release of claims:

•	severance payments, consisting of her base salary in effect at the time of termination, paid for a period of 12 months (or, at her option, payment in a lump sum of such amount), in the case of termination without cause, and, in the case of termination by Dr. Mills with good reason, such severance shall be paid from the date of termination until the earlier of 12 months or until the date she begins full time employment with another entity;

•	reimbursement for a portion of COBRA heath insurance premiums, for up to 12 months in the case of termination with good reason or termination without cause, or until the date she begins full time employment with another entity, up to the maximum period permitted under COBRA;

•	full acceleration, as of the date of termination, of vesting and exercisability of any outstanding options granted before the effective date of the agreement; and

•	full acceleration of vesting and exercisability of any unvested restricted stock or options granted pursuant to the agreement.

On March 15, 1998, IDM S.A., now our wholly owned subsidiary, entered into an employment agreement with Hervé Duchesne de Lamotte, then its Vice President and CFO. The employment agreement became effective on April 1, 1998 and provided for a minimum salary of $100,840 (this amount was stated in French Francs (560,000 FF) and converted into US Dollars using the French Franc to Euro parity (6.55957 Francs per Euro) and the Euro to Dollar exchange rate upon creation of the Euro (1.1812 US Dollar per Euro)). as well as a performance-based bonus in a target amount of 30% of base salary for the year 1998, 10% of which were immediately paid as a sign-on bonus. The minimum salary would increase by 10% in 1999, and subsequent increases as well as bonuses would be set by the board of directors on an annual basis. The agreement also provided that Mr. Duchesne de Lamotte would benefit from a company car.

On September 2, 2002, this employment agreement was amended to reflect changes in French labor laws and reflected an increase in Mr. Duchesne de Lamotte’s minimum salary to $122,902 (this amount was stated in Euros (€130,000) and converted into US Dollars using the average exchange rate for the year 2002 (0.9454 US Dollar per Euro)).

On November 21, 2005, subsequent to the Combination, this employment agreement was further amended. The amendment became effective upon the closing of the Combination and provides that Mr. Duchesne de Lamotte will be entitled to:

•	severance payments, consisting of his base salary in effect at the time of termination, paid for a period of 12 months in one lump sum payment at the end of the legal 3-month notice period, in the case of termination by the Company without cause or at Mr. Duchesne de Lamotte’s initiative with specific reason (such specific reason is defined in the agreement) further to a change of control of IDM S.A. or IDM Pharma, and, in the case of termination by Mr. Duchesne de Lamotte with specific reason (such specific reason is defined in the agreement), such severance shall be paid by monthly installments from the date of termination until the earlier of 12 months thereafter or until the date he begins full time employment with another entity; and

•	benefit from the same health insurance plan that is provided by the Company to its employees until the earlier of 12 months after termination or until the date Mr. Duchesne de Lamotte begins full time employment with another entity.

On May 11, 2006, we entered into a letter agreement with Mr. Duchesne de Lamotte. The agreement provides that Mr. Duchesne de Lamotte will serve as our Acting Principal Financial and Accounting Officer. The agreement does not provide any salary and benefits beyond those described in the employment agreement between Mr. Duchesne de Lamotte and IDM S.A.

Prior Agreements.  On March 16, 2005, we entered into an employment agreement with Mr. De Vaere, our former Chief Financial Officer, Vice President, Finance and Administration and Secretary. The employment agreement became effective upon the closing of the Combination, superseded the prior employment agreement between us and Mr. De Vaere, and provided that Mr. De Vaere would be our Chief Financial Officer and Vice President following the Combination. The employment agreement provided for a minimum annual salary of $235,000 and the grant of the right to receive a restricted stock grant. Pursuant to the terms of the restricted stock grant, Mr. De Vaere received 18,171 shares. The restricted stock grant was subject to the following terms:

•	the restricted stock vested in one or more installments, subject to continuous employment with us through the applicable installment date;

•	the restricted stock was subject to accelerated vesting upon the closing of a transaction providing a specified level of financing to us, or the closing of a transaction providing a specified level of funding to our infectious disease business, or both, depending on the executive; and

•	shares subject to the restricted stock grant that become vested will be issued on the earlier of (i) the executive’s termination, or (ii) 36 months from the date of the agreement.

Mr. De Vaere’s agreement provided for continued exercisability of outstanding options granted prior to the effective date of the agreement, to the extent the options were not in the money on the effective date of the agreement, generally until the later of (i) three months after executive’s termination, or (ii) December 31, 2007.

The agreement with Mr. De Vaere provided for the grant of retention bonuses, as follows:

•	Mr. De Vaere was eligible for up to three retention bonuses at six, nine, and 12 months after the date of his agreement, equal, in total, to 100% of his annual salary if he had been employed by us through the applicable bonus date.

In case of a termination of Mr. De Vaere’s employment due to death or disability during the term of his agreement, Mr. De Vaere would be entitled to full acceleration of vesting and exercisability of any outstanding options granted before the effective date of the agreement. In the event that we terminated Mr. De Vaere’s employment without cause (as defined in the agreement), or Mr. De Vaere terminated his employment with good reason (as defined in the agreement), in each case during the term of his agreement, or upon the expiration of the term of his agreement, Mr. De Vaere would be entitled to, subject to the execution by Mr. De Vaere of an effective waiver and release of claims:

•	severance payments, consisting of Mr. De Vaere’s base salary in effect at the time of termination, paid for a period of 12 months in the case of termination without cause, and, in the case of termination by Mr. De Vaere with good reason or upon the expiration of the agreement, such severance shall be paid from the date of termination until the earlier of 12 months or until the date Mr. De Vaere begins full time employment with another entity;

•	reimbursement for a portion of COBRA health insurance premiums for a period of up to 12 months;

•	full acceleration, as of the date of termination, of vesting and exercisability of any outstanding options granted before the effective date of the agreement, and

•	full acceleration of vesting and exercisability of any unvested restricted stock granted pursuant the agreement.

On March 15, 2005, our Board interpreted the terms of options to purchase our common stock, which were previously granted to all of our employees in September 2003, including options to purchase 7,142 shares of common stock held by Mr. De Vaere. Under their original terms these options would vest in full upon a change in control of our company and the Board clarified that the then proposed Combination would constitute a change in control so that those options that remained unvested would accelerate and vest in full as of the closing of the Combination.

On January 26, 2006, we entered into a first amendment to the employment agreement with Mr. De Vaere in connection with Mr. De Vaere’s decision to resign, effective March 31, 2006, from his position with our company. Pursuant to the amendment, we agreed to accelerate the payment of a portion of Mr. De Vaere’s retention bonus under his employment agreement, and Mr. De Vaere agreed to reduce his severance payment period under the agreement to nine months.

Outstanding Equity Awards at Fiscal Year — End.

The following table shows for the fiscal year ended December 31, 2006, certain information regarding outstanding equity awards at fiscal year end for the Named Executive Officers.

Outstanding Equity Awards At December 31, 2006

	Option Awards							Stock Awards
										Equity	Equity
					Equity					Incentive	Incentive
					Incentive					Plan	Plan Awards:
					Plan					Awards:	Market or
					Awards:				Market	Number of	Payout Value
					Number of			Number of	Value of	Unearned	of Unearned
	Number of		Number of		Securities			Shares or	Shares or	Shares, Units	Shares, Units
	Securities		Securities		Underlying			Units of	Units of	or Other	or Other
	Underlying		Underlying		Unexercised	Option		Stock That	Stock That	Rights That	Rights That
	Unexercised		Unexercised		Unearned	Exercise	Option	Have Not	Have Not	Have Not	Have Not
	Options (#)		Options (#)		Options	Price	Expiration	Vested	Vested	Vested	Vested
Name	Exercisable		Unexercisable		(#)	($)	Date	(#)	($) (1)	(#)	($)
(a)	(b)		(c)		(d)	(e)	(f)	(g)	(h)	(i)	(j)

Dr. Jean-Loup Romet-Lemonne	68,647	(2)	0		—	25.46	3/5/12	15,402	40,045	—	—
	12,124	(2)	4,041		—	29.47	12/10/13
	26,730		51,027		—	6.99	8/15/15
	7,741		22,259		—	3.36	12/18/15
Mr. Hervé Duchesne de Lamotte	10,776	(3)	0		—	12.04	12/10/09	6,996	18,190	—	—
	53,398	(3)	0		—	25.04	3/6/12
	8,083	(3)	0		—	28.99	12/11/13
	9,467		18,804		—	5.25	8/29/15
	6,451		18,549		—	3.36	12/19/15
	110		9,890		—	3.05	12/15/16
Dr. Sylvie Grégoire(4)	952	(5)	1,905		—	6.99	8/16/15	—	—	—	—
	5,357	(5)	11,786		—	5.29	9/16/15
	2,500	(5)	2,500		—	3.97	6/14/16
	250,000		350,000	(6)	—	2.75	8/10/15
Dr. Bonnie Mills	8,082	(2)	0		—	25.46	9/18/12	5,356	13,926	—	—
	14,145	(2)	4,714		—	29.47	12/11/13
	7,175		14,253		—	5.25	8/29/15
	6,451		18,549		—	3.36	12/19/15
	411		37,089		—	3.05	12/15/16
Mr. Robert J. De Vaere	10,714		0		—	17.94	12/31/07	—	—	—	—
	10,714		0		—	42.00	12/31/07
	2,857		0		—	13.44	12/31/07
	2,857		0		—	10.29	12/31/07
	4,285		0		—	17.50	12/31/07
	7,142		0		—	10.78	12/31/07
	11,428		0		—	10.71	12/31/07

(1)	Based on $2.60 per share, using the closing price of IDM Pharma common stock on December 29, 2006, the last trading day of the year.

(2)	These options were granted in relation with the closing of the Combination in substitution of IDM S.A. options granted prior to the Combination. The corresponding IDM S.A. options were cancelled.

(3)	These options represent IDM S.A. shares. Upon exercise, the IDM S.A. shares are immediately exchangeable for IDM Pharma shares. The number of shares disclosed represents the number of IDM Pharma common stock for which the IDM S.A. shares subject to this option are exchangeable.

(4)	These amounts represent all equity awards held by Dr. Grégoire, including director awards that are also reflected on the table entitled “Director Compensation for Fiscal 2006” above.

(5)	This amount reflects a stock option grant to Dr. Grégoire for her services as a director.

(6)	100,000 shares of this stock option award expired without becoming exercisable in January 2007.

Option Exercises and Stock Vested

The following table shows for the fiscal year ended December 31, 2006, certain information regarding option exercises and stock vested during the last fiscal year with respect to the Named Executive Officers:

Option Exercises and Stock Vested in Fiscal 2006

	Option Awards		Stock Awards
	Number of		Number of
	Shares		Shares
	Acquired	Value Realized	Acquired		Value Realized
	on Exercise	on Exercise	on Vesting		on Vesting
Name	(#)	($)	(#)		($)(1)
(a)	(b)	(c)	(d)		(e)

Dr. Jean-Loup Romet-Lemonne	—	—	5,134	(2)	16,531
Mr. Hervé Duchesne de Lamotte	—	—	2,332	(3)	7,509
Dr. Sylvie Grégoire(4)	—	—	—		—
Dr. Bonnie Mills	—	—	1,786	(4)	5,751
Mr. Robert J. De Vaere	—	—	11,811		70,039

(1)	Represents the number of shares vested times the market value of the underlying shares on the vesting date.

(2)	Receipt of these shares is deferred until the earlier of August 16, 2009 and Dr. Romet-Lemonne’s separation from service to the Company.

(3)	Receipt of these shares is deferred until the earlier of August 29, 2009 and Dr. Mills’ separation from service to the Company.

(4)	Receipt of these shares is deferred until the earlier of August 29, 2009 and Mr. Duchesne de Lamotte’s separation from service to the Company.

Pension Benefits

None of our Named Executive Officers participates in or have account balances in qualified or non-qualified defined benefit plans sponsored by us. The Compensation Committee may elect to adopt qualified or non-qualified defined benefit plans in the future if the Compensation Committee determines that doing so is in our best interests.

Nonqualified Deferred Compensation

The following table shows for the fiscal year ended December 31, 2006, certain information regarding non-qualified deferred compensation benefits for the Named Executive Officers.

Nonqualified Deferred Compensation for Fiscal 2006

	Aggregate Earnings		Aggregate Balance
	in Last FY		at Last FYE
Name	($)		($)(1)
(a)	(d)		(f)

Dr. Jean-Loup Romet-Lemonne	(3,183	)(2)	26,697
Mr. Hervé Duchesne de Lamotte	(1,446	)(2)	6,063
Dr. Sylvie Grégoire	—		—
Dr. Bonnie Mills	(1,107	)(2)	4,644
Mr. Robert J. De Vaere	—		—

(1)	Amount represents the market value of vested but unreleased shares multiplied by the closing price for the Company’s Common Stock of $2.60 on December 29, 2006, the last trading day of the year.

(2)	The amount shown represents the loss in share value from the share vesting date to December 31, 2006, for shares vested in 2006 and deferred past 2006.

Potential Payments Upon Termination or Change-in-Control

The summary below sets forth potential payments payable to certain of our current Named Executive Officers upon termination of employment or a change in control of the Company, assuming the triggering event has taken place on the last business day of the Company’s prior fiscal year, December 31, 2006, and that the Company’s stock price is $2.60 per share, the closing market price on the last trading day prior to that date. The Compensation Committee may in its discretion revise, amend or add to these benefits in the future if it deems doing so advisable and in our best interests. Jean-Loup Romet-Lemonne, our Chief Executive Officer, Hervé Duchesne de Lamotte, our Acting Principal Financial and Accounting Officer, and Bonnie Mills, our Vice President, Clinical Operations and General Manager, U.S., are the only Named Executive Officers who currently have any severance and/or change of control arrangements.

Dr. Romet-Lemonne

Under Dr. Romet-Lemonne’s employment agreement, in case of termination of his employment due to death or disability, he will be entitled to full acceleration of vesting and exercisability of any outstanding options granted before the effective date of the agreement. Assuming a termination effective December 31, 2006, Dr. Romet-Lemonne would be entitled to the acceleration of the vesting of 4,041 shares of common stock subject to outstanding unvested options as of December 31, 2006 with an aggregate value equal to $0 (based on the spread between the closing price of our common stock on December 29, 2006, the last trading day of the year, of $2.60 and the exercise price of the stock-options).

In the event that we terminate his employment without cause, Dr. Romet-Lemonne will be entitled to, subject to the execution by him of an effective waiver and release of claims:

•	severance payments, consisting of his base salary in effect at the time of termination, paid for a period of 24 months. As of December 31, 2006, Dr. Romet-Lemonne’s annual base salary was $385,000. Assuming a termination effective December 31, 2006 he would be entitled to receive $770,000 either by equal monthly installments over a 24-month period or in one lump sum payment within 5 business days of the termination;

•	reimbursement for a portion of COBRA heath insurance premiums, for up to the shorter of (i) 24 months, (ii) the date he begins full time employment with another entity, or (iii) the maximum period permitted under COBRA. Currently, Dr. Romet-Lemonne’s COBRA health insurance premiums are $1,696 per month, $1,268 being paid by us and $428 paid by him. He would therefore be entitled to receive a total of $30,432 assuming that the longest 24 month period applies;

•	full acceleration, as of the date of termination, of vesting and exercisability of any outstanding options granted before the effective date of the agreement. Assuming a termination effective December 31, 2006, Dr. Romet-Lemonne would be entitled to the acceleration of the vesting of $4,041 shares of common stock subject to outstanding unvested stock-options as of December 31, 2006 with an aggregate value equal to $0 (based on the spread between the closing price of our common stock on December 29, 2006, the last trading day of the year, of $2.60 and the exercise price of the stock-options); and

•	full acceleration of vesting and exercisability of any unvested restricted stock or options granted pursuant to the agreement. Assuming a termination effective December 31, 2006, Dr. Romet-Lemonne would be entitled to the acceleration of the vesting of (i) 51,027 shares of common stock subject to outstanding unvested options granted pursuant to the agreement, as of December 31, 2006 with an aggregate value equal to $0 (based on the spread between the closing price of our common stock on December 29, 2006, the last trading day of the year, of $2.60 and the exercise price of the stock-options), and (ii) 25,671 shares of common stock subject to outstanding unvested restricted stock granted pursuant to the agreement, as of December 31, 2006 with an aggregate value equal to $66,745 (based on the closing price of our common stock on December 29, 2006, the last trading day of the year, of $2.60).

In the event that Dr. Romet-Lemonne terminates his employment with good reason, he will be entitled to severance payments and reimbursement for a portion of COBRA health insurance premiums up to the shorter of (i) 12 months, or (ii) the date he begins full time employment with another entity. Assuming that the longest 12 month period applies, Dr. Romet-Lemonne would be entitled to receive, respectively, a total of $385,000 for severance, consisting of his base salary in effect at the time of termination, and $15,216 for COBRA, both by equal monthly installments over that 12 month period.

If Dr. Romet-Lemonne terminates his employment with good reason, the amounts related to accelerated vesting of applicable unvested options and restricted stock would be the same as those described above.

Mr. Duchesne de Lamotte

Under Mr. Duchesne de Lamotte’s employment agreement, in case of termination of his employment, he will be entitled to full acceleration of vesting and exercisability of any unvested restricted stock or options granted pursuant to the Combination. Assuming a termination effective December 31, 2006, Mr. Duchesne de Lamotte would be entitled to the acceleration of the vesting of (i) 18,804 shares of common stock subject to outstanding unvested options granted pursuant to the agreement, as of December 31, 2006, with an aggregate value equal to $0 (based on the spread between the closing price of our common stock on December 29, 2006, the last trading day of the year, of $2.60 and the exercise price of the stock-options), and (ii) 9,328 shares of common stock subject to outstanding unvested restricted stock granted pursuant to the agreement, as of December 31, 2006, with an aggregate value equal to $24,253 (based on the closing price of our common stock on December 29, 2006, the last trading day of the year, of $2.60).

In the event that we terminate his employment for a reason other than gross negligence or willful misconduct, Mr. Duchesne de Lamotte will be entitled to:

•	severance payment, consisting of his annual gross base salary in effect at the time of termination, paid in one lump sum payment. As of December 31, 2006, Mr. Duchesne de Lamotte’s annual base salary was $240,335 (based on an annual salary stated in euros of €191,304 and converted into US Dollars using the average euro to dollar exchange rate for the year 2006 (1.2563 dollars per euro, Federal Reserve Bank of new York noon buying rate)). Assuming a termination effective December 31, 2006 he would be entitled to receive $240,335 in one lump sum payment;

•	conventional legal indemnity, consisting of a percentage of his annual salary, taking into account his age and seniority at the time of termination and calculated according to the French pharmaceutical industry conventional index. Assuming a termination effective December 31, 2006 he would be entitled to receive $111,505 in one lump sum payment (based on an indemnity stated in euros of €84,493 and converted into US Dollars using the exchange rate on December 31, 2006 (1.3197 dollar per euro, Federal Reserve Bank of New-York noon buying rate)); and

•	benefit from the coverage provided by IDM S.A.’s complementary health insurance for up to the shorter of (i) 12 months, or (ii) the date he begins full time employment with another entity. Currently, Mr. Duchesne de Lamotte’s complementary health insurance premiums are $186 per month (based on premiums stated in euros of €141 and converted into US Dollars using the exchange rate on December 31, 2006 (1.3197 dollar per euro, Federal Reserve Bank of New-York noon buying rate)). He would therefore be entitled to receive a total of $2,232 if the 12 month period applies.

In the event that we terminate Mr. Duchesne de Lamotte’s employment at his initiative with specific reasons, he will be entitled to:

•	severance payments, consisting of his annual gross base salary in effect at the time of termination, paid in one lump sum payment further to a change of control, or in monthly installments equal to his monthly gross base salary paid up to the shorter of (i) 12 months, (ii) the date he begins full time employment with another entity if there is no change of control. Assuming that the longest 12 month period applies, he would be entitled to receive $259,028 in one lump sum payment, or in equal monthly installments as the case may apply; and

•	benefit from the coverage provided by IDM S.A.’s complementary health insurance for up to the shorter of (i) 12 months, or (ii) the date he begins full time employment with another entity. He would therefore be entitled to receive a total of $2,244 if the 12 month period applies.

Dr. Mills

Under Dr. Mills’ employment agreement, in case of termination of her employment due to death or disability, she will be entitled to full acceleration of vesting and exercisability of any outstanding options granted before the effective date of the agreement. Assuming a termination effective December 31, 2006, Dr. Mills would be entitled to the acceleration of the vesting of 4,714 shares of common stock subject to outstanding unvested stock-options as of December 31, 2006 with an aggregate value equal to $0 (based on the spread between the closing price of our common stock on December 29, 2006, the last trading day of the year, of $2.60 and the exercise price of the stock-options).

In the event that we terminate her employment without cause, Dr. Mills will be entitled to, subject to the execution by her of an effective waiver and release of claims:

•	severance payments, consisting of her base salary in effect at the time of termination, paid for a period of 12 months. As of December 31, 2006, Dr. Mills’ annual base salary was $230,000. Assuming a termination effective December 31, 2006 she would be entitled to receive $230,000 either by monthly installments over a 12 month period or in one lump sum payment within 5 business days of the termination;

•	reimbursement for a portion of COBRA heath insurance premiums, for up to the shorter of (i) 12 months, (ii) the date she begins full time employment with another entity, or (iii) the maximum period permitted under COBRA. Currently, Dr. Mills’ COBRA health insurance premiums are $2,062 per month, $1,521 being paid by us and $521 paid by her. Assuming that the longest 12 month period applies, she would be entitled to receive a total of $18,252;

•	full acceleration, as of the date of termination, of vesting and exercisability of any outstanding options granted before the effective date of the agreement. Assuming a termination effective December 31, 2006, Dr. Mills would be entitled to the acceleration of the vesting of 4,714 shares of common stock subject to outstanding unvested stock-options as of December 31, 2006 with an aggregate value equal to $0 (based on the spread between the closing price of our common stock on December 29, 2006, the last trading day of the year, of $2.60 and the exercise price of the stock-options); and

•	full acceleration of vesting and exercisability of any unvested restricted stock or options granted pursuant to the agreement. Assuming a termination effective December 31, 2006, Dr. Mills would be entitled to the acceleration of the vesting of (i) 14,253 shares of common stock subject to outstanding unvested options granted pursuant to the agreement, as of December 31, 2006 with an aggregate value equal to $0 (based on the spread between the closing price of our common stock on December 29, 2006, the last trading day of the year, of $2.60 and the exercise price of the stock-options), and (ii) 7,142 shares of common stock subject to outstanding unvested restricted stock granted pursuant to the agreement, as of December 31, 2006 with an aggregate value equal to $18,569 (based on the closing price of our common stock on December 29, 2006, the last trading day of the year, of $2.60).

In the event that Dr. Mills terminates her employment with good reason, she will be entitled to severance payments and reimbursement for a portion of COBRA health insurance premiums up to the shorter of (i) 12 months, or (ii) the date she begins full time employment with another entity. Assuming that the longest 12 month period applies, Dr. Mills would be entitled to receive the same amounts as described above, by monthly installments over that 12 month period.

If Dr. Mills terminates her employment with good reason, the amounts related to accelerated vesting of applicable unvested options and restricted stock would also be the same as those described above.

Mr. De Vaere

On January 26, 2006, we entered into a first amendment to the employment agreement with Mr. De Vaere in connection with Mr. De Vaere’s decision to resign, effective March 31, 2006, from his position with our company. Pursuant to the amendment, we agreed to accelerate the payment of a portion of Mr. De Vaere’s retention bonus under his employment agreement and to treat his resignation as one with “good reason” (as defined in the employment agreement), and Mr. De Vaere agreed to reduce his severance payment period under the agreement from twelve months to nine months.

In connection with his resignation, Mr. De Vaere received, subject to his execution of an effective waiver and release of claims, (a) $88,125, reflecting 4.5 months of Mr. De Vaere’s then base salary, (b) $6,293, reflecting reimbursement for a portion of COBRA health insurance premiums for a period of 6 months, and (c) acceleration of the vesting of (i) 4,992 shares of common stock subject to outstanding unvested options granted pursuant to the agreement, as of March 31, 2006, with an aggregate value equal to $0 (based on the spread between the closing price of our common stock on March 31, 2006 of $5.93 and the exercise price of the stock options), and (ii) 11,811 shares of common stock subject to outstanding unvested restricted stock granted pursuant to the agreement, as of March 31, 2006, with an aggregate value equal to $70,039 (based on the closing price of our common stock on March 31, 2006 of $5.93).

TRANSACTIONS WITH RELATED PERSONS

Related-Person Transactions policy and Procedures

For the fiscal year 2007, the Company adopted a written Related-Person Transactions Policy that sets forth the Company’s policies and procedures regarding the identification, review, consideration and approval or ratification of “related-persons transactions.” For purposes of our policy only, a “related-person transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which the Company and any “related person” are participants involving an amount that exceeds $120,000. Transactions involving compensation for services provided to the Company as an employee, director or consultant by a related person are not covered by this policy. A related person is any executive officer, director, or more than 5% stockholder of the Company, including any of their immediate family members, and any entity owned or controlled by such persons.

Under the policy, where a transaction has been identified as a related-person transaction, management must present information regarding the proposed related-person transaction to the Audit Committee (or by such other committee of the board, including where Audit Committee approval would be inappropriate, to another independent body of the board) for consideration and approval or ratification. The presentation must include a description of, among other things, the material facts, the interests, direct and indirect, of the related persons, the benefits to the Company of the transaction and whether any alternative transactions were available. In considering related-person transactions, the Committee takes into account the relevant available facts and circumstances including, but not limited to (a) the risks, costs and benefits to the Company, (b) the impact on a director’s independence in the event the related person is a director, immediate family member of a director or an entity with which a director is affiliated, (c) the terms of the transaction, (d) the availability of other sources for comparable services or products and (e) the terms available to or from, as the case may be, unrelated third parties or to or from employees generally. In the event a director has an interest in the proposed transaction, the director must recuse himself or herself from the deliberations and approval. The policy requires that, in determining whether to approve, ratify or reject a related-person transaction, the Committee look at, in light of known circumstances, whether the transaction is in, or is not inconsistent with, the best interests of the Company and its stockholders, as the Committee determines in the good faith exercise of its discretion.

Certain Related-Person Transactions

Our bylaws provide that we will indemnify our directors and executive officers and may indemnify our other officers, employees and other agents to the fullest extent permitted by Delaware law. We are also empowered under our bylaws to enter into indemnification contracts with our directors and officers and to purchase insurance on behalf of any person whom it is required or permitted to indemnify. Pursuant to this provision, we have entered into indemnity agreements with each of our directors and executive officers.

In addition, our certificate of incorporation provides that to the fullest extent permitted by Delaware law, our directors will not be liable for monetary damages for breach of the directors’ fiduciary duty of care to us and our stockholders. This provision in the certificate of incorporation does not eliminate the duty of care, and in appropriate circumstances equitable remedies such as an injunction or other forms of non-monetary relief would remain available under Delaware law. Each director will continue to be subject to liability for breach of the director’s duty of loyalty to us, for acts or omissions not in good faith or involving intentional misconduct or knowing violations of law, for acts or omissions that the director believes to be contrary to our best interests or our stockholders, for any transaction from which the director derived an improper personal benefit, for acts or omissions involving a reckless disregard for the director’s duty to us or our stockholders when the director was aware or should have been aware of a risk of serious injury to us or our stockholders, for acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director’s duty to us or our stockholders, for improper transactions between the director and us, and for improper distributions to stockholders and loans to directors and officers. This provision also does not affect a director’s responsibilities under any other laws, such as the federal securities laws or state or federal environmental laws.

We have entered into certain additional transactions with our directors and officers, as described under the captions “Compensation of Directors” and “Executive Compensation.”

In July 1999, IDM S.A. entered into an initial agreement with sanofi-aventis, which beneficially owned greater than five percent of our common stock as of February 28, 2007, as amended in November 2001, under which sanofi-aventis agreed to provide the Company with a non-exclusive license to intellectual property for interleukin-13, referred to as IL-13, a compound that contributes to the transformation of white blood cells into specialized immune cells called dendritic cells, including a right to sub-license with sanofi-aventis’ approval. In exchange, the Company issued shares and warrants to sanofi-aventis. In July 2001, the Company entered into another agreement with sanofi-aventis to cooperate in cellular immunotherapy research for the development and marketing of immunologic treatment for cancers. Under this agreement, sanofi-aventis has the right to select up to 20 Cell Drug development programs (individually an “option”) from the Company’s line of research and development activities. In the year ended December 31, 2006, we recorded $10.5 million in revenues from sanofi-aventis for reimbursement of current expenses related to the development of Uvidem.

On August 10, 2006, Sylvie Grégoire, Pharm. D. was appointed the Executive Chair of the Board of Directors and entered into a consulting agreement with the Company. Dr. Grégoire’s compensation under the terms of the agreement includes both cash compensation of $10,000 per month and 600,000 nonstatutory stock options that may vest and become exercisable upon the achievement by the Company of defined milestone events by specified dates through June 30, 2007. If a particular milestone event is not met on or before the date specified in the agreement, all options related to that particular milestone event will terminate. The agreement continues until June 30, 2007 and may be earlier terminated by either party upon 15 day written notice.

On February 20, 2007, we entered into a unit purchase agreement with certain purchasers pursuant to which we sold an aggregate of 4,566,995 shares of common stock and warrants to purchase up to 782,568 shares of common stock for a total of $12,896,142.40 (excluding any proceeds that might be received upon exercise of the warrants). The purchase price of each share of common stock sold in the financing was $2.82 and the purchase price for the warrants was $0.022 for each share of common stock underlying the warrants. The closing of the financing occurred on February 20, 2007. Alta Partners, with which Dr. Deleage and Dr. Penhoet, members of our board of directors, are both affiliated, and Palo Alto Healthcare Fund, each of whom, with their respective affiliates, beneficially owned greater than five percent of our common stock as of February 28, 2007, participated as investors in the financing.

We plan to enter into a consulting arrangement with Dr. McKearn to assist us with management and operational matters on an interim basis and it is likely that the compensation we will pay Dr. McKearn as a consultant will mean he will no longer be an independent director. Even if that is the case, a majority of the members of our Board will be independent under applicable Nasdaq rules. Dr. McKearn will resign from each of the Audit Committee and Compensation Committee when he enters into a consulting arrangement with us, and the Board plans to appoint Dr. Beck or another Board member who meets the requirements to be a member of the Audit Committee under applicable rules to replace Dr. McKearn on the Audit Committee and to appoint Mr. Grey or another Board member who meets the requirements to be a member of the Compensation Committee under applicable rules to replace Dr. McKearn on the Compensation Committee.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are IDM stockholders will be “householding” our proxy materials. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report, please notify your broker. Direct your written request to Secretary, IDM Pharma, Inc., 9 Parker, Suite 100, Irvine, California 92618 or contact IDM’s Secretary at (949) 470-4751. Stockholders who currently receive multiple copies of the proxy statement at their addresses and would like to request “householding” of their communications should contact their brokers.

OTHER MATTERS

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

Jean-Loup Romet-Lemonne, M.D.
Chief Executive Officer

May 4, 2007

A copy of the Company’s Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended December 31, 2006 is available without charge upon written request to: Corporate Secretary, IDM Pharma, Inc., 9 Parker, Suite 100, Irvine, California 92618.

APPENDIX A

CHARTER OF THE AUDIT COMMITTEE OF
IDM PHARMA, INC.

Purpose and Policy

The primary purpose of the Audit Committee (the “Committee”) shall be to act on behalf of the Company’s Board of Directors (the “Board”) in fulfilling the Board’s oversight responsibilities with respect to the Company’s corporate accounting and financial reporting practices, the Company’s systems of internal accounting and financial controls and audits of financial statements, the quality and integrity of the Company’s financial statements and reports, and the qualifications, independence and performance of the firm or firms of certified public accountants engaged as the Company’s independent outside auditors (the “Auditors”). The Committee shall also provide oversight assistance in connection with the Company’s legal, regulatory and ethical compliance programs as established by management and the Board. The operation of the Committee shall be subject to the Bylaws of the Company as in effect from time to time and Section 141 of the Delaware General Corporation Law.

The policy of the Committee, in discharging these obligations, shall be to maintain and foster an open avenue of communication between the Committee, the Auditors and the Company’s financial management.

Composition

The Committee shall consist of at least three members of the Board of Directors. The members of the Committee shall satisfy the independence and financial literacy requirements of The Nasdaq Stock Market (“Nasdaq”) applicable to Committee members as in effect from time to time, when and as required by Nasdaq. At least one member shall satisfy the Nasdaq financial experience requirements applicable to the Committee, as in effect from time to time. The members of the Committee shall be appointed by the Board and shall serve at the discretion of the Board. Vacancies occurring on the Committee shall be filled by the Board.

Organization, Meetings and Minutes

The Committee’s chairperson shall be designated by the Board or, if it does not do so, the Committee members shall elect a chairperson by vote of a majority of the full Committee. The chairperson (or in his or her absence, a member designated by the chairperson) shall preside at all meetings of the Committee. The Committee shall hold such regular or special meetings as its members shall deem necessary or appropriate. Minutes of each meeting of the Committee shall be prepared and distributed to each director of the Company and the Secretary of the Company promptly after each meeting.

Authority

The Committee shall have authority to appoint, determine compensation for, at the expense of the Company, and oversee the Auditors as set forth in Section 10A(m)(2) under the Securities Exchange Act of 1934, as amended. The Committee shall have authority to retain and determine compensation for, at the expense of the Company, special legal, accounting or other advisors or consultants as it deems necessary or appropriate in the performance of its duties. The Committee shall also have authority to pay, at the expense of the Company, ordinary administrative expenses that, as determined by the Committee, are necessary or appropriate in carrying out its duties. The Committee shall have full access to all books, records, facilities and personnel of the Company as deemed necessary or appropriate by any member of the Committee to discharge his or her responsibilities hereunder. The Committee shall have authority to require that any of the Company’s personnel, legal counsel, Auditors or investment bankers, or any other consultant or advisor to the Company attend any meeting of the Committee or meet with any member of the Committee or any of its special legal, accounting or other advisors and consultants.

Responsibilities

The Committee shall oversee the Company’s financial reporting process on behalf of the Board, and shall have direct responsibility for the appointment, compensation and oversight of the work of the Auditors, who shall report directly and be accountable to the Committee. The Committee’s functions and procedures should remain flexible to address changing circumstances most effectively.

It shall be the responsibility of management to prepare the Company’s financial statements and periodic reports and the responsibility of the Auditors to audit those financial statements. These functions shall not be the responsibility of the Committee, nor shall it be the Committee’s responsibility to ensure that the financial statements or periodic reports are complete and accurate, conform to generally accepted accounting principles (“GAAP”) or otherwise comply with applicable laws.

To implement the Committee’s purpose and policy, the Committee shall be charged with the following functions and processes with the understanding, however, that the Committee may supplement or deviate from these activities as appropriate under the circumstances, except as otherwise required by applicable laws or rules:

1. To evaluate the performance of the Auditors, to assess their qualifications (including their internal quality-control procedures and any material issues raised by the Auditor’s most recent internal quality-control or peer review or any investigations by regulatory authorities) and to determine whether to retain or to terminate the existing Auditors or to appoint and engage new Auditors for the ensuing year.

2. To review, determine and approve the engagement of the Auditors, prior to the commencement of such engagement, to perform all proposed audit, review and attest services, including the scope of and plans for the audit, the adequacy of staffing, the compensation to be paid to the Auditors and the negotiation and execution, on behalf of the Company, of the Auditors’ engagement letters, which approval may be pursuant to preapproval policies and procedures established by the Committee consistent with applicable laws and rules, including the delegation of preapproval authority to one or more Committee members, provided that any such preapproval decisions are presented to the full Committee at its next meeting.

3. To review, determine and approve the engagement of the Auditors, prior to commencement of such engagement (unless in compliance with exceptions available under applicable laws and rules related to immaterial aggregate amounts of services), to perform any proposed permissible non-audit services, including the scope of the service and the compensation to be paid therefor, which approval may be pursuant to preapproval policies and procedures established by the Committee consistent with applicable laws and rules, including the delegation of preapproval authority to one or more Committee members, provided that any such preapproval decisions are presented to the full Committee at the next scheduled meeting.

4. To monitor the rotation of the partners of the Auditors on the Company’s audit engagement team as required by applicable laws and rules and to consider periodically and, if deemed appropriate, adopt a policy regarding rotation of auditing firms.

5. At least annually, to receive and review written statements from the Auditors delineating all relationships between the Auditors and the Company, consistent with Independence Standards Board Standard No. 1, to consider and discuss with the Auditors any disclosed relationships and any compensation or services that could affect the Auditors’ objectivity and independence, and to assess and otherwise take appropriate action to oversee the independence of the Auditors.

6. To consider and, if deemed appropriate, adopt a policy regarding Committee preapproval of employment by the Company of individuals employed or formerly employed by the Auditors and engaged on the Company’s account.

7. To review, upon completion of the audit, the financial statements proposed to be included in the Company’s Annual Report on Form 10-K to be filed with the Securities and Exchange Commission and to recommend whether or not such financial statements should be so included.

8. To discuss with management and the Auditors the results of the annual audit, including the Auditors’ assessment of the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments and estimates (including material changes in estimates), any material audit adjustments proposed by the Auditors and immaterial adjustments not recorded, the adequacy of the disclosures in the financial statements and any other matters required to be communicated to the Committee by the Auditors under generally accepted auditing standards.

9. To review and discuss with management and the Auditors the results of the Auditors’ review of the Company’s quarterly financial statements, prior to public disclosure of quarterly financial information, if practicable, or filing with the Securities and Exchange Commission of the Company’s Quarterly Report on Form 10-Q, and any other matters required to be communicated to the Committee by the Auditors under generally accepted auditing standards.

10. To review and discuss with management and the Auditors, as appropriate, the Company’s disclosures contained under the caption “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in its periodic reports to be filed with the Securities and Exchange Commission.

11. To review and discuss with management and the Auditors, as appropriate, earnings press releases, as well as the substance of financial information and earnings guidance provided to analysts and ratings agencies, which discussions may be general discussions of the type of information to be disclosed or the type of presentation to be made. The Chairperson of the Committee may represent the entire Committee for purposes of this discussion.

12. To review and discuss with management and the Auditors, as appropriate, significant issues that arise regarding accounting principles and financial statement presentation, including critical accounting policies and practices, alternative accounting policies available under GAAP related to material items discussed with management, the potential impact of regulatory and accounting initiatives and any other significant reporting issues and judgments.

13. To review and discuss with management and the Auditors, as appropriate, the Company’s guidelines and policies with respect to risk assessment and risk management, including the Company’s major financial risk exposures and the steps taken by management to monitor and control these exposures.

14. To evaluate the cooperation received by the Auditors during their audit examination, including a review with the Auditors of any significant difficulties with the audit or any restrictions on the scope of their activities or access to required records, data and information, significant disagreements with management and management’s response, if any.

15. To review and discuss with the Auditors and management any management or internal control letter issued or, to the extent practicable, proposed to be issued by the Auditors and management’s response, if any, to such letter, as well as any additional material written communications between the Auditors and management.

16. To review and discuss with the Auditors communications between the audit team and the Auditor’s national office with respect to accounting or auditing issues presented by the engagement.

17. To review and discuss with management and the Auditors any material conflicts or disagreements between management and the Auditors regarding financial reporting, accounting practices or policies and to resolve any conflicts or disagreements regarding financial reporting.

18. To confer with management and the Auditors regarding the scope, adequacy and effectiveness of financial reporting controls in effect including any special audit steps taken in the event of material control deficiencies.

19. Periodically, to meet in separate sessions with the Auditors and management to discuss any matters that the Committee, the Auditors or management believe should be discussed privately with the Committee.

20. To consider and review with management, the Auditors, outside legal counsel, as appropriate, and, in the judgment of the Committee, such special counsel, separate accounting firm and other consultants and advisors as the Committee deems appropriate, any correspondence with regulators or governmental agencies and any published reports, or any other externally distributed documents that incorporate audited or unaudited financial data or that raise material issues regarding the Company’s financial statements or accounting policies.

21. To establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

22. To review with counsel, the Auditors and management, as appropriate, any significant regulatory or other legal or accounting initiatives or matters that may have a material impact on the Company’s financial statements, compliance programs and policies.

23. To review the results of management’s efforts to monitor compliance with the Company’s programs and policies designed to ensure adherence to applicable laws and rules, as well as to its Code of Business Conduct and Ethics.

24. To review and approve related person transactions in accordance with the Company’s Related-Person Transactions Policy.

25. To investigate any matter brought to the attention of the Committee within the scope of its duties if, in the judgment of the Committee, such investigation is necessary or appropriate.

26. To prepare the report required by the rules of the Securities and Exchange Commission to be included in the Company’s annual proxy statement.

27. To review and assess the adequacy of this charter annually and recommend any proposed changes to the Board for approval.

28. To report to the Board of Directors with respect to material issues that arise regarding the quality or integrity of the Company’s financial statements, the Company’s compliance with legal or regulatory requirements, the performance or independence of the Company’s Auditors, or such other matters as the Committee deems appropriate from time to time or whenever it shall be called upon to do so.

29. To perform such other functions and to have such powers as may be necessary or appropriate in the efficient and lawful discharge of the foregoing.

APPENDIX B

IDM PHARMA, INC.
2000 STOCK PLAN
Adopted: April 21, 2000
Approved by Stockholders: June 9, 2000
Amended by the Board: December 4, 2001
Amended by the Board: January 14, 2002
Amendment Approved by Stockholders: June 18, 2002
Amended by the Board: June 4, 2003
Amendment Approved by Stockholders: July 15, 2003
Amended by the Board: March 3, 2004
Amendment Approved by Stockholders: June 15, 2004
Amended by the Board: March 15, 2005
Amendment Approved by Stockholders: August 11, 2005
Amended by the Board: March 23, 2006
Amendment Approved by Stockholders: June 14, 2006
Amended by the Board: April 9, 2007
Termination Date: April 20, 2010

1.	Purposes.

(a) Eligible Stock Award Recipients.  The persons eligible to receive Stock Awards are the Employees, Directors and Consultants of the Company and its Affiliates.

(b) Available Stock Awards.  The purpose of the Plan is to provide a means by which eligible recipients of Stock Awards may be given an opportunity to benefit from increases in value of the Common Stock through the granting of the following Stock Awards: (i) Incentive Stock Options, (ii) Nonstatutory Stock Options, (iii) stock bonuses and (iv) rights to acquire restricted stock.

(c) General Purpose.  The Company, by means of the Plan, seeks to retain the services of the group of persons eligible to receive Stock Awards, to secure and retain the services of new members of this group and to provide incentives for such persons to exert maximum efforts for the success of the Company and its Affiliates.

2.	Definitions.

(a) “Affiliate” means any parent corporation or subsidiary corporation of the Company, whether now or hereafter existing, as those terms are defined in Sections 424(e) and (f), respectively, of the Code.

(b) “Board” means the Board of Directors of the Company.

(c) “Code” means the Internal Revenue Code of 1986, as amended.

(d) “Committee” means a committee of one or more members of the Board appointed by the Board in accordance with subsection 3(c).

(e) “Common Stock” means the common stock of the Company.

(f) “Company” means IDM Pharma, Inc., a Delaware corporation.

(g) “Consultant” means any person, including an advisor, (i) engaged by the Company or an Affiliate to render consulting or advisory services and who is compensated for such services or (ii) who is a member of the Board of Directors of an Affiliate. However, the term “Consultant” shall not include either Directors who are not compensated by the Company for their services as Directors or Directors who are merely paid a director’s fee by the Company for their services as Directors.

(h) “Continuous Service” means that the Participant’s service with the Company or an Affiliate, whether as an Employee, Director or Consultant, is not interrupted or terminated. The Participant’s Continuous Service shall not be deemed to have terminated merely because of a change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee, Consultant or Director or a change in the entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s Continuous Service. For example, a change in status from an Employee of the Company to a Consultant of an Affiliate or a Director will not constitute an interruption of Continuous Service. To the extent permitted by law, the Board or the chief executive officer of the Company, in that party’s sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of any leave of absence approved by that party, including sick leave, military leave or any other personal leave. Notwithstanding the foregoing, a leave of absence shall be treated as Continuous Service for purposes of vesting in a Stock Award only to such extent as may be provided in the Company’s leave of absence policy or in the written terms of the Participant’s leave of absence agreement, to the extent permitted by law.

(i) “Covered Employee” means the chief executive officer and the four (4) other highest compensated officers of the Company for whom total compensation is required to be reported to stockholders under the Exchange Act, as determined for purposes of Section 162(m) of the Code.

(j) “Director” means a member of the Board of Directors of the Company.

(k) “Disability” means the permanent and total disability of a person within the meaning of Section 22(e)(3) of the Code.

(l) “Employee” means any person, including Officers and Directors, employed by the Company or an Affiliate. Mere service as a Director or payment of a director’s fee by the Company or an Affiliate shall not be sufficient to constitute “employment” by the Company or an Affiliate.

(m) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(n) “Fair Market Value” means, as of any date, the value of the Common Stock determined as follows:

(i) If the Common Stock is listed on any established stock exchange or traded on the Nasdaq National Market or the Nasdaq SmallCap Market, the Fair Market Value of a share of Common Stock shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the day of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable; provided, however, that if the day of determination is not a market trading day, then the Fair Market Value of a share of Common Stock shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the last market trading day prior to the day of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable.

(ii) In the absence of such markets for the Common Stock, the Fair Market Value shall be determined in good faith by the Board.

(o) “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

(p) “Non-Employee Director” means a Director who either (i) is not a current Employee or Officer of the Company or its parent or a subsidiary, does not receive compensation (directly or indirectly) from the Company or its parent or a subsidiary for services rendered as a consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K promulgated pursuant to the Securities Act (“Regulation S-K”)), does not possess an interest in any other transaction as to which disclosure would be required under Item 404(a) of Regulation S-K and is not engaged in a business relationship as to which disclosure would be required under Item 404(b) of Regulation S-K; or (ii) is otherwise considered a “non-employee director” for purposes of Rule 16b-3. In addition, for purposes of Section 8 only, “Non-Employee Director” also shall include any Director who is not an Employee of the Company or an Affiliate at the time an Option is granted to such Director.

(q) “Nonstatutory Stock Option” means an Option not intended to qualify as an Incentive Stock Option.

(r) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(s) “Option” means an Incentive Stock Option or a Nonstatutory Stock Option granted pursuant to the Plan.

(t) “Option Agreement” means a written agreement between the Company and an Optionholder evidencing the terms and conditions of an individual Option grant. Each Option Agreement shall be subject to the terms and conditions of the Plan.

(u) “Optionholder” means a person to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option.

(v) “Outside Director” means a Director who either (i) is not a current employee of the Company or an “affiliated corporation” (within the meaning of Treasury Regulations promulgated under Section 162(m) of the Code), is not a former employee of the Company or an “affiliated corporation” receiving compensation for prior services (other than benefits under a tax qualified pension plan), was not an officer of the Company or an “affiliated corporation” at any time and is not currently receiving direct or indirect remuneration from the Company or an “affiliated corporation” for services in any capacity other than as a Director or (ii) is otherwise considered an “outside director” for purposes of Section 162(m) of the Code.

(w) “Participant” means a person to whom a Stock Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Stock Award.

(x) “Plan” means this IDM Pharma, Inc. 2000 Stock Plan.

(y) “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.

(z) “Securities Act” means the Securities Act of 1933, as amended.

(aa) “Stock Award” means any right granted under the Plan, including an Option, a stock bonus and a right to acquire restricted stock.

(bb) “Stock Award Agreement” means a written agreement between the Company and a holder of a Stock Award evidencing the terms and conditions of an individual Stock Award grant. Each Stock Award Agreement shall be subject to the terms and conditions of the Plan.

(cc) “Ten Percent Stockholder” means a person who owns (or is deemed to own pursuant to Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any of its Affiliates.

3.	Administration.

(a) Administration by Board.  The Board shall administer the Plan unless and until the Board delegates administration to a Committee, as provided in subsection 3(c). Any interpretation of the Plan by the Board and any decision by the Board under the Plan shall be final and binding on all persons.

(b) Powers of Board.  The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

(i) To determine from time to time which of the persons eligible under the Plan shall be granted Stock Awards; when and how each Stock Award shall be granted; what type or combination of types of Stock Award shall be granted; the provisions of each Stock Award granted (which need not be identical), including the time or times when a person shall be permitted to receive Common Stock pursuant to a Stock Award; and the number of shares of Common Stock with respect to which a Stock Award shall be granted to each such person.

(ii) To construe and interpret the Plan and Stock Awards granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Stock Award Agreement, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

(iii) To amend the Plan or a Stock Award as provided in Section 13.

(iv) To terminate or suspend the Plan as provided in Section 14.

(v) Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company which are not in conflict with the provisions of the Plan.

(vi) To adopt such procedures and sub-plans as are necessary or appropriate to permit participation in the Plan by Employees and Consultants who are foreign nationals or employed or providing services outside the United States.

(c) Delegation to Committee.

(i) General.  The Board may delegate administration of the Plan to a Committee or Committees of one (1) or more members of the Board, and the term “Committee” shall apply to any person or persons to whom such authority has been delegated. If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, including the power to delegate to a subcommittee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board shall thereafter be to the Committee or subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan.

(ii) Committee Composition when Common Stock is Publicly Traded.  At times when the Common Stock is publicly traded, in the discretion of the Board, a Committee may consist solely of two or more Outside Directors, in accordance with Section 162(m) of the Code, and/or solely of two or more Non-Employee Directors, in accordance with Rule 16b-3. Within the scope of such authority, the Board or the Committee may (1) delegate to a committee of one or more members of the Board who are not Outside Directors, the authority to grant Stock Awards to eligible persons who are either (a) not then Covered Employees and are not expected to be Covered Employees at the time of recognition of income resulting from such Stock Award or (b) not persons with respect to whom the Company wishes to comply with Section 162(m) of the Code and/or (2) delegate to a committee of one or more members of the Board who are not Non-Employee Directors the authority to grant Stock Awards to eligible persons who are not then subject to Section 16 of the Exchange Act.

(d) Delegation to an Officer.  The Board may delegate to one or more Officers of the Company the authority to do one or both of the following (i) designate Officers and Employees of the Company or any of its Subsidiaries to be recipients of Stock Awards and the terms thereof, and (ii) determine the number of shares of Common Stock to be subject to such Stock Awards granted to such Officers and Employees of the Company; provided, however, that the Board resolutions regarding such delegation shall specify the total number of shares of Common Stock that may be subject to the Stock Awards granted by such Officer and that such Officer may not grant a Stock Award to himself or herself. Notwithstanding anything to the contrary in this Section 3(d), the Board may not delegate to an Officer authority to determine the Fair Market Value of the Common Stock pursuant to Section 2(n)(ii) above.

4.	Shares Subject to the Plan.

(a) Share Reserve.  Subject to the provisions of Section 12 relating to adjustments upon changes in Common Stock, the Common Stock that may be issued pursuant to Stock Awards shall not exceed in the aggregate two million eight hundred twenty-eight thousand five hundred seventy-one (2,828,571) shares of Common Stock.

(b) Reversion of Shares to the Share Reserve.  If any Stock Award shall for any reason expire or otherwise terminate, in whole or in part, without having been exercised in full, the shares of Common Stock not acquired under such Stock Award shall revert to and again become available for issuance under the Plan.

(c) Source of Shares.  The shares of Common Stock subject to the Plan may be unissued shares or reacquired shares, bought on the market or otherwise.

5.	Eligibility.

(a) Eligibility for Specific Stock Awards.  Incentive Stock Options may be granted only to Employees. Stock Awards other than Incentive Stock Options may be granted to Employees, Directors and Consultants.

(b) Ten Percent Stockholders.  A Ten Percent Stockholder shall not be granted an Incentive Stock Option unless the exercise price of such Option is at least one hundred ten percent (110%) of the Fair Market Value of the Common Stock at the date of grant and the Option is not exercisable after the expiration of five (5) years from the date of grant.

(c) Section 162(m) Limitation.  Subject to the provisions of Section 12 relating to adjustments upon changes in the shares of Common Stock, no Employee shall be eligible to be granted Options subject to Section 6 and restricted stock purchase rights subject to subsection 7(b) covering, in the aggregate, more than five hundred thousand (500,000) shares of the Common Stock during any calendar year.

(d) Consultants.

(i) A Consultant shall not be eligible for the grant of a Stock Award if, at the time of grant, a Form S-8 Registration Statement under the Securities Act (“Form S-8”) is not available to register either the offer or the sale of the Company’s securities to such Consultant because of the nature of the services that the Consultant is providing to the Company, or because the Consultant is not a natural person, or as otherwise provided by the rules governing the use of Form S-8, unless the Company determines both (i) that such grant (A) shall be registered in another manner under the Securities Act (e.g., on a Form S-3 Registration Statement) or (B) does not require registration under the Securities Act in order to comply with the requirements of the Securities Act, if applicable, and (ii) that such grant complies with the securities laws of all other relevant jurisdictions.

(ii) Form S-8 generally is available to consultants and advisors only if (i) they are natural persons; (ii) they provide bona fide services to the issuer, its parents, its majority-owned subsidiaries or majority-owned subsidiaries of the issuer’s parent; and (iii) the services are not in connection with the offer or sale of securities in a capital-raising transaction, and do not promote or maintain, directly or indirectly, a market for the issuer’s securities.

6.	Option Provisions.

Each Option shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. All Options shall be separately designated Incentive Stock Options or Nonstatutory Stock Options at the time of grant, and, if certificates are issued, a separate certificate or certificates will be issued for shares of Common Stock purchased on exercise of each type of Option. The provisions of separate Options need not be identical, but each Option shall include (through incorporation of provisions hereof by reference in the Option or otherwise) the substance of each of the following provisions:

(a) Term.  Subject to the provisions of subsection 5(b) regarding Ten Percent Stockholders, no Incentive Stock Option shall be exercisable after the expiration of ten (10) years from the date it was granted.

(b) Exercise Price of an Incentive Stock Option.  Subject to the provisions of subsection 5(b) regarding Ten Percent Stockholders, the exercise price of each Incentive Stock Option shall be not less than one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Option on the date the Option is granted. Notwithstanding the foregoing, an Incentive Stock Option may be granted with an exercise price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424(a) of the Code.

(c) Exercise Price of a Nonstatutory Stock Option.  The exercise price of each Nonstatutory Stock Option shall be not less than one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Option on the date the Option is granted. Notwithstanding the foregoing, a Nonstatutory Stock Option may be granted with an exercise price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424(a) of the Code. This Section 6(c) may not be amended without the affirmative vote of the holders of a majority of the shares present and represented and entitled to vote at a duly convened meeting of stockholders of the Company.

(d) Consideration.  The purchase price of Common Stock acquired pursuant to an Option shall be paid, to the extent permitted by applicable statutes and regulations, either (i) in cash at the time the Option is exercised or (ii) at the discretion of the Board (such Board discretion may be exercised either at the time of the grant of the Option or at any time following the grant of the Option to permit the following payment alternatives) (1) by delivery to the Company of other Common Stock, (2) according to a deferred payment or other similar arrangement with the Optionholder or (3) in any other form of legal consideration that may be acceptable to the Board; provided, however, that at any time that the Company is incorporated in Delaware, payment of the Common Stock’s “par value,” as defined in the Delaware General Corporation Law, shall not be made by deferred payment.

In the case of any deferred payment arrangement, interest shall compound at least annually and shall be charged at the minimum rate of interest necessary to avoid (i) the imputation of interest income to the Company and compensation income to the Optionholder under any applicable provisions of the Code, and (ii) adverse financial accounting treatment of the Option.

(e) Transferability of an Incentive Stock Option.  An Incentive Stock Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Optionholder only by the Optionholder. Notwithstanding the foregoing, (i) the Optionholder may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the

Optionholder, shall thereafter be entitled to exercise the Incentive Stock Option, and (ii) the Incentive Stock Option may be transferred pursuant to a domestic relations order.

(f) Transferability of a Nonstatutory Stock Option.  A Nonstatutory Stock Option shall be transferable to the extent provided in the Option Agreement. If the Nonstatutory Stock Option does not provide for transferability, then the Nonstatutory Stock Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Optionholder only by the Optionholder. Notwithstanding the foregoing, (i) the Optionholder may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionholder, shall thereafter be entitled to exercise the Nonstatutory Stock Option, and (ii) the Nonstatutory Stock Option may be transferred pursuant to a domestic relations order.

(g) Vesting Generally.  The total number of shares of Common Stock subject to an Option may, but need not, vest and therefore become exercisable in periodic installments that may, but need not, be equal. The Option may be subject to such other terms and conditions on the time or times when it may be exercised (which may be based on performance or other criteria) as the Board may deem appropriate. The vesting provisions of individual Options may vary. The provisions of this subsection 6(g) are subject to any Option provisions governing the minimum number of shares of Common Stock as to which an Option may be exercised.

(h) Termination of Continuous Service.  In the event an Optionholder’s Continuous Service terminates (other than upon the Optionholder’s death or Disability), the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination) but only within such period of time ending on the earlier of (i) the date three (3) months following the termination of the Optionholder’s Continuous Service (or such longer or shorter period specified in the Option Agreement), or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination, the Optionholder does not exercise his or her Option within the time specified, the Option shall terminate.

(i) Extension of Termination Date.  An Optionholder’s Option Agreement may also provide that if the exercise of the Option following the termination of the Optionholder’s Continuous Service (other than upon the Optionholder’s death or Disability) would be prohibited at any time solely because the issuance of shares of Common Stock would violate the registration requirements under the Securities Act, then the Option shall terminate on the earlier of (i) the expiration of the term of the Option set forth in subsection 6(a) or (ii) the expiration of a period of three (3) months after the termination of the Optionholder’s Continuous Service during which the exercise of the Option would not be in violation of such registration requirements.

(j) Disability of Optionholder.  In the event that an Optionholder’s Continuous Service terminates as a result of the Optionholder’s Disability, the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination), but only within such period of time ending on the earlier of (i) the date twelve (12) months following such termination (or such longer or shorter period specified in the Option Agreement) or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination, the Optionholder does not exercise his or her Option within the time specified, the Option shall terminate.

(k) Death of Optionholder.  In the event (i) an Optionholder’s Continuous Service terminates as a result of the Optionholder’s death or (ii) the Optionholder dies within the period (if any) specified in the Option Agreement after the termination of the Optionholder’s Continuous Service for a reason other than death, then the Option may be exercised (to the extent the Optionholder was entitled to exercise such Option as of the date of death) by the Optionholder’s estate, by a person who acquired the right to exercise the Option by bequest or inheritance or by a person designated to exercise the option upon the Optionholder’s death pursuant to subsection 6(e) or 6(f), but only within the period ending on the earlier of (1) the date eighteen (18) months following the date of death (or such longer or shorter period specified in the Option Agreement) or (2) the expiration of the term of such Option as set forth in the Option Agreement. If, after death, the Option is not exercised within the time specified, the Option shall terminate.

(l) Early Exercise.  The Option may, but need not, include a provision whereby the Optionholder may elect at any time before the Optionholder’s Continuous Service terminates to exercise the Option as to any part or all of the shares of Common Stock subject to the Option prior to the full vesting of the Option. Any unvested shares of Common Stock so purchased may be subject to a repurchase option in favor of the Company or to any other restriction the Board determines to be appropriate. The price paid for all shares of Common Stock so repurchased by the Company may be at the lesser of: (i) the Fair Market Value on the relevant date, or (ii) the Participant’s original cost for such shares. The Company shall not be required to exercise its repurchase option until at least six (6) months (or such longer or shorter period of time necessary to avoid a charge to earnings for financial accounting purposes) have elapsed following exercise of the Option unless the Board otherwise specifically provides in the Option.

(m) Re-Load Options.  Without in any way limiting the authority of the Board to make or not to make grants of Options hereunder, the Board shall have the authority (but not an obligation) to include as part of any Option Agreement a provision entitling the Optionholder to a further Option (a “Re-Load Option”) in the event the Optionholder exercises the Option evidenced by the Option Agreement, in whole or in part, by surrendering other shares of Common Stock in accordance with this Plan and the terms and conditions of the Option Agreement. Any such Re-Load Option shall (i) except as provided in this subsection 6(m) below, be exercisable for a number of shares of Common Stock equal to the number of shares of Common Stock surrendered as part or all of the exercise price of such Option; (ii) have an expiration date which is the same as the expiration date of the Option the exercise of which gave rise to such Re-Load Option; and (iii) have an exercise price which is equal to one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Re-Load Option on the date of exercise of the original Option. Notwithstanding the foregoing, a Re-Load Option shall be subject to the same exercise price and term provisions heretofore described for Options under the Plan.

Any such Re-Load Option may be an Incentive Stock Option or a Nonstatutory Stock Option, as the Board may designate at the time of the grant of the original Option; provided, however, that the designation of any Re-Load Option as an Incentive Stock Option shall be subject to the one hundred thousand dollar ($100,000) annual limitation on the exercisability of Incentive Stock Options described in subsection 11(d) and in Section 422(d) of the Code. There shall be no Re-Load Options on a Re-Load Option. Any such Re-Load Option shall be subject to the availability of sufficient shares of Common Stock under subsection 4(a) and the “Section 162(m) Limitation” on the grants of Options under subsection 5(c) and shall be subject to such other terms and conditions as the Board may determine which are not inconsistent with the express provisions of the Plan regarding the terms of Options.

7.	Provisions of Stock Awards other than Options.

(a) Stock Bonus Awards.  Each stock bonus agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The terms and conditions of stock bonus agreements may change from time to time, and the terms and conditions of separate stock bonus agreements need not be identical, but each stock bonus agreement shall include (through incorporation of provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

(i) Consideration.  A stock bonus may be awarded in consideration for past services actually rendered to the Company or an Affiliate for its benefit.

(ii) Vesting.  Shares of Common Stock awarded under the stock bonus agreement may, but need not, be subject to a share repurchase option in favor of the Company in accordance with a vesting schedule to be determined by the Board.

(iii) Termination of Participant’s Continuous Service.  In the event a Participant’s Continuous Service terminates, the Company may reacquire any or all of the shares of Common Stock held by the Participant which have not vested as of the date of termination under the terms of the stock bonus agreement.

(iv) Transferability.  Rights to acquire shares under the stock bonus agreement shall be transferable by the Participant only upon such terms and conditions as are set forth in the stock bonus agreement, as the Board shall determine in its discretion, so long as Common Stock awarded under the stock bonus agreement remains subject to the terms of the stock bonus agreement.

(b) Restricted Stock Awards.  Each restricted stock purchase agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The terms and conditions of restricted stock purchase agreements may change from time to time, and the terms and conditions of separate restricted stock purchase agreements need not be identical, but each restricted stock purchase agreement shall include (through incorporation of provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

(i) Purchase Price.  The purchase price under each restricted stock purchase agreement shall be such amount as the Board shall determine and designate in such restricted stock purchase agreement. The purchase price shall not be less than one hundred percent (100%) of the Common Stock’s Fair Market Value on the date such award is made or at the time the purchase is consummated; provided, however, that this Section 7(b)(i) may be amended to provide, or any restricted stock purchase agreement granted under the Plan may provide, that the purchase price shall not be less than eighty five percent (85%) of the Common Stock’s Fair Market Value on the date such award is made or at the time the purchase is consummated if such amendment or grant is approved by the holders of a majority of the shares present or represented and entitled to vote at a duly convened meeting of stockholders. This Section 7(b)(i) may not be amended without the affirmative vote of the holders of a majority of the shares present and represented and entitled to vote at a duly convened meeting of stockholders of the Company.

(ii) Consideration.  The purchase price of Common Stock acquired pursuant to the restricted stock purchase agreement shall be paid either: (i) in cash at the time of purchase; (ii) at the discretion of the Board, according to a deferred payment or other similar arrangement with the Participant; or (iii) in any other form of legal consideration that may be acceptable to the Board in its discretion; provided, however, that at any time that the Company is incorporated in Delaware, then payment of the Common Stock’s “par value,” as defined in the Delaware General Corporation Law, shall not be made by deferred payment. Additionally, in the case of any deferred payment arrangement, interest shall compound at least annually and shall be charged at the minimum rate of interest necessary to avoid (i) the imputation of interest income to the Company and compensation income to the Participant under any applicable provisions of the Code, and (ii) adverse financial accounting treatment of the restricted stock award.

(iii) Vesting.  Shares of Common Stock acquired under the restricted stock purchase agreement may, but need not, be subject to a share repurchase option in favor of the Company in accordance with a vesting schedule to be determined by the Board.

(iv) Termination of Participant’s Continuous Service.  In the event a Participant’s Continuous Service terminates, the Company may repurchase or otherwise reacquire any or all of the shares of Common Stock held by the Participant which have not vested as of the date of termination under the terms of the restricted stock purchase agreement. The price paid for all shares of Common Stock so repurchased or reacquired by the Company may be at the lesser of: (i) the Fair Market Value on the relevant date, or (ii) the Participant’s original cost for such shares. The Company shall not be required to exercise its repurchase or reacquisition option until at least six (6) months (or such longer or shorter period of time necessary to avoid a charge to earnings for financial accounting purposes) have elapsed following the Participant’s purchase of the shares of stock acquired pursuant to the restricted stock award unless otherwise determined by the Board or provided in the restricted stock purchase agreement.

(v) Transferability.  Rights to acquire shares under the restricted stock purchase agreement shall be transferable by the Participant only upon such terms and conditions as are set forth in the restricted stock purchase agreement, as the Board shall determine in its discretion, so long as Common Stock awarded under the restricted stock purchase agreement remains subject to the terms of the restricted stock purchase agreement.

8.	Non-Employee Directors.

(a) Non-Employee Directors shall be eligible to receive any form of Stock Award provided for by the Plan, other than Incentive Stock Options, and such Stock Awards shall be subject to all the terms of the Plan, including Sections 6 and 12, except as modified by this Section 8. Unless otherwise specifically provided in the applicable Option Agreement, Nonstatutory Options granted to Non-Employee Directors (“Non-Employee Director Options”) shall be subject to the provisions of this Section 8.

(b) The term of each Non-Employee Director Option shall commence on the date it is granted and expire on the date ten (10) years from the date of grant, unless sooner terminated due to the Non-Employee Director’s termination of Continuous Service. Non-Employee Director Options may be exercised following the Optionholder’s termination of Continuous Service, for whatever reason (to the extent such Optionholder was entitled to exercise such Option on the date of such termination), within the period of time ending on the earlier of (i) the date twelve (12) months following such termination or (ii) the expiration of the Option as set forth in the Option Agreement.

(c) The exercise price of each Nonstatutory Option granted to a Non-Employee Director Option shall be one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Option on the date of grant.

(d) In the event of a transaction or event described in any of subsections 12(b), 12(c), 12(d) or 12(e), then, with respect to Non-Employee Director Options held by Participants whose Continuous Service has not terminated, the vesting of such Non-Employee Director Options (and, if applicable, the time during which such Non-Employee Director Options may be exercised) shall be accelerated in full.

9.	Covenants of the Company.

(a) Availability of Shares.  During the terms of the Stock Awards, the Company shall keep available at all times the number of shares of Common Stock required to satisfy such Stock Awards.

(b) Securities Law Compliance.  The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Stock Awards and to issue and sell shares of Common Stock upon exercise of the Stock Awards; provided, however, that this undertaking shall not require the Company to register under the Securities Act the Plan, any Stock Award or any Common Stock issued or issuable pursuant to any such Stock Award. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of Common Stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell Common Stock upon exercise of such Stock Awards unless and until such authority is obtained.

10.	Use of Proceeds from Stock.

Proceeds from the sale of Common Stock pursuant to Stock Awards shall constitute general funds of the Company.

11.	Miscellaneous.

(a) Acceleration of Exercisability and Vesting.  The Board shall have the power to accelerate the time at which a Stock Award may first be exercised or the time during which a Stock Award or any part thereof will vest in accordance with the Plan, notwithstanding the provisions in the Stock Award stating the time at which it may first be exercised or the time during which it will vest.

(b) Stockholder Rights.  No Participant shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to such Stock Award unless and until such Participant has satisfied all requirements for exercise of the Stock Award pursuant to its terms.

(c) No Employment or other Service Rights.  Nothing in the Plan or any instrument executed or Stock Award granted pursuant thereto shall confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Stock Award was granted or shall affect the right of the Company or an Affiliate to terminate (i) the employment of an Employee with or without notice and with or without cause, (ii) the service of a Consultant pursuant to the terms of such Consultant’s agreement with the Company or an Affiliate or (iii) the service of a Director pursuant to the Bylaws of the Company or an Affiliate, and any applicable provisions of the corporate law of the state in which the Company or the Affiliate is incorporated, as the case may be.

(d) Incentive Stock Option $100,000 Limitation.  To the extent that the aggregate Fair Market Value (determined at the time of grant) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionholder during any calendar year (under all plans of the Company and its Affiliates)

exceeds one hundred thousand dollars ($100,000), the Options or portions thereof which exceed such limit (according to the order in which they were granted) shall be treated as Nonstatutory Stock Options.

(e) Investment Assurances.  The Company may require a Participant, as a condition of exercising or acquiring Common Stock under any Stock Award, (i) to give written assurances satisfactory to the Company as to the Participant’s knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Stock Award; and (ii) to give written assurances satisfactory to the Company stating that the Participant is acquiring Common Stock subject to the Stock Award for the Participant’s own account and not with any present intention of selling or otherwise distributing the Common Stock. The foregoing requirements, and any assurances given pursuant to such requirements, shall be inoperative if (1) the issuance of the shares of Common Stock upon the exercise or acquisition of Common Stock under the Stock Award has been registered under a then currently effective registration statement under the Securities Act or (2) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the Common Stock.

(f) Withholding Obligations.  To the extent provided by the terms of a Stock Award Agreement, the Participant may satisfy any federal, state or local tax withholding obligation relating to the exercise or acquisition of Common Stock under a Stock Award by any of the following means (in addition to the Company’s right to withhold from any compensation paid to the Participant by the Company) or by a combination of such means: (i) tendering a cash payment; (ii) authorizing the Company to withhold shares of Common Stock from the shares of Common Stock otherwise issuable to the Participant as a result of the exercise or acquisition of Common Stock under the Stock Award; provided, however, that no shares are withheld with a value exceeding the minimum amount of tax required to withheld by law; or (iii) delivering to the Company owned and unencumbered shares of the Common Stock.

(g) Cancellation and Re-Grant of Options.  The Board shall not have the authority, at any time, without obtaining the approval of a majority of the shares present or represented and entitled to vote at a duly convened meeting of stockholders, to (1) reduce the exercise price of any Options under the Plan that are either currently outstanding or will be granted in the future; (2) cancel any outstanding Options under the Plan and grant in substitution therefor new Options under the Plan at a lower exercise price (including entering into any “6 month and 1 day” cancellation and re-grant scheme), regardless of whether or not the cancelled Options revert to and again become available for issuance under the Plan; (3) replace Options having an exercise price higher than the then current Fair Market Value with rights to acquire restricted stock and/or stock bonus awards in an exchange, buy-back or other scheme; or (4) replace any outstanding Options under the Plan with new Options under the Plan having a lower exercise price or accelerated vesting schedule in an exchange, buy-back or other scheme. This Section 11(g) may not be amended without the affirmative vote of the holders of a majority of the shares present or represented and entitled to vote at a duly convened meeting of the stockholders of the Company.

12.	Adjustments upon Changes in Stock.

(a) Capitalization Adjustments.  If any change is made in the Common Stock subject to the Plan, or subject to any Stock Award, without the receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company), the Plan will be appropriately adjusted in the class(es) and maximum number of securities subject to the Plan pursuant to subsection 4(a) and the maximum number of securities subject to award to any person pursuant to subsection 5(c), and the outstanding Stock Awards will be appropriately adjusted in the class(es) and number of securities and price per share of Common Stock subject to such outstanding Stock Awards. The Board shall make such adjustments, and its determination shall be final, binding and conclusive. (The conversion of any convertible securities of the Company shall not be treated as a transaction “without receipt of consideration” by the Company.)

(b) Dissolution or Liquidation.  In the event of a dissolution or liquidation of the Company, then, with respect to Stock Awards held by Participants whose Continuous Service has not terminated, the vesting of such Stock Awards (and, if applicable, the time during which such Stock Awards may be exercised) shall be accelerated in full, and the Stock Awards shall terminate if not exercised (if applicable) at or prior to such event, except to the extent that such Stock Awards are assumed or substituted by a surviving or acquiring corporation pursuant to subsection 12(c). With respect to any other Stock Awards outstanding under the Plan, such Stock Awards shall terminate if not exercised (if applicable) prior to such event.

(c) Asset Sale, Merger, Consolidation or Reverse Merger.  In the event of (i) a sale, lease or other disposition of all or substantially all of the assets of the Company, (ii) a merger or consolidation in which the Company is not the surviving corporation or (iii) a reverse merger in which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise, then any surviving corporation or acquiring corporation may assume or continue any Stock Awards outstanding under the Plan or may substitute similar stock awards (including an award to acquire the same consideration paid to the stockholders in the transaction described in this subsection 12(c)) for those outstanding under the Plan. In the event any surviving corporation or acquiring corporation does not assume or continue such Stock Awards or substitute similar stock awards for those outstanding under the Plan, then, with respect to Stock Awards held by Participants whose Continuous Service has not terminated, the vesting of such Stock Awards (and, if applicable, the time during which such Stock Awards may be exercised) shall be accelerated in full, and the Stock Awards shall terminate if not exercised (if applicable) at or prior to such event. With respect to any other Stock Awards outstanding under the Plan, such Stock Awards shall terminate if not exercised (if applicable) prior to such event.

(d) Change in Control — Securities Acquisition.  In the event of an acquisition by any person, entity or group within the meaning of Section 13(d) or 14(d) of the Exchange Act, or any comparable successor provisions (excluding any employee benefit plan, or related trust, sponsored or maintained by the Company or an Affiliate) of the beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act, or comparable successor rule) of securities of the Company representing at least fifty percent (50%) of the combined voting power entitled to vote in the election of Directors, then with respect to Stock Awards held by Participants whose Continuous Service has not terminated, the vesting of such Stock Awards (and, if applicable, the time during which such Stock Awards may be exercised) shall be accelerated in full; provided, however, that this subsection 12(d) shall not apply if the securities acquisition described in this subsection 12(d) is the result of or also constitutes a transaction described in subsection 12(c) above, in which case the provisions of subsection 12(c) shall apply.

(e) Change in Control — Change in Incumbent Board.  In the event that the individuals who, as of the date of the adoption of this Plan, are members of the Board (the “Incumbent Board”), cease for any reason to constitute at least fifty percent (50%) of the Board, then with respect to Stock Awards held by persons whose Continuous Service has not terminated, the vesting of such Stock Awards (and, if applicable, the time during which such Stock Awards may be exercised) shall be accelerated in full; provided, however, that this subsection 12(e) shall not apply if the change in the Incumbent Board described in this subsection 12(e) occurs solely as a result of and/or following a transaction described in subsection 12(c), in which case the provisions of subsection 12(c) shall apply. If the election, or nomination for election, by the Company’s stockholders of any new Director was approved by a vote of at least fifty percent (50%) of the Incumbent Board, such new Director shall be considered as a member of the Incumbent Board.

(f) Individual Agreements — Asset Sale, Merger, Consolidation, Reverse Merger or Change in Control.  Notwithstanding the foregoing or any other provision of this Plan, the provisions of this Section 12 shall not apply to Stock Awards if otherwise provided in a written agreement between the Company or any Affiliate and the holder of the Stock Award. A Stock Award may be subject to additional acceleration of vesting and exercisability as may be provided in the Stock Award Agreement or as may be provided in any other written agreement between the Company or any Affiliate and the Participant.

13.	Amendment of the Plan and Stock Awards.

(a) Amendment of Plan.  The Board at any time, and from time to time, may amend the Plan. However, except as provided in Section 12 relating to adjustments upon changes in Common Stock, no amendment shall be effective unless approved by the stockholders of the Company to the extent stockholder approval is necessary pursuant to the terms of the Plan or necessary to satisfy the requirements of Section 422 of the Code, Rule 16b-3 or any Nasdaq or securities exchange listing requirements.

(b) Stockholder Approval.  The Board may, in its sole discretion, submit any other amendment to the Plan for stockholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of Section 162(m) of the Code and the regulations thereunder regarding the exclusion of performance-based compensation from the limit on corporate deductibility of compensation paid to certain executive officers.

(c) Contemplated Amendments.  It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide eligible Employees with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to Incentive Stock Options and/or to bring the Plan and/or Incentive Stock Options granted under it into compliance therewith.

(d) No Impairment of Rights.  Rights under any Stock Award granted before amendment of the Plan shall not be impaired by any amendment of the Plan unless (i) the Company requests the consent of the Participant and (ii) the Participant consents in writing.

(e) Amendment of Stock Awards.  Subject to Section 6(c), 7(b)(i) and 11(g), the Board at any time, and from time to time, may amend the terms of any one or more Stock Awards; provided, however, that the rights under any Stock Award shall not be impaired by any such amendment unless (i) the Company requests the consent of the Participant and (ii) the Participant consents in writing. Notwithstanding the foregoing, subject to Section 6(c), 7(b)(i) and 11(g), any action by the Board to (A) reduce the exercise price of outstanding Options previously granted, (B) cancel outstanding Options and replace them with Options with a lower exercise price, or (C) effect an exchange of outstanding Options for new Options with a lower exercise price, shall be effective only if approved by the Company’s stockholders, unless taken pursuant to subsection 12(a), in connection a transaction described in subsection 12(c) or otherwise in a manner that would satisfy the provisions of Section 424(a) of the Code or regulations promulgated thereunder.

14.	Termination or Suspension of the Plan.

(a) Plan Term.  The Board may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate on the day before the tenth (10th) anniversary of the date the Plan is adopted by the Board or approved by the stockholders of the Company, whichever is earlier. No Stock Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

(b) No Impairment of Rights.  Suspension or termination of the Plan shall not impair rights and obligations under any Stock Award granted while the Plan is in effect, except with the written consent of the Participant.

15.	Effective Date of Plan.

The Plan shall become effective on the date the Plan is approved by the stockholders, which approval shall be within twelve (12) months before or after the date the Plan is adopted by the Board.

16.	Choice of Law.

The law of the State of California shall govern all questions concerning the construction, validity and interpretation of this Plan, without regard to such state’s conflict of laws rules.

IDM PHARMA, INC.
PROXY SOLICITED BY THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 14, 2007
The undersigned hereby appoints Jean-Loup Romet-Lemonne, M.D. and Hervé Duchesne de Lamotte, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of IDM Pharma, Inc. which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of IDM Pharma, Inc. to be held at our offices at 9 Parker, Suite 100, Irvine, California 92618, on Thursday, June 14, 2007 at 8:00 a.m. Pacific Daylight Time, and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.
Unless a contrary direction is indicated, this Proxy will be voted for all nominees listed in Proposal 1 and for Proposals 2 and 3 as more specifically described in the Proxy Statement. If specific instructions are indicated, this Proxy will be voted in accordance therewith.
Voting Instructions:
Vote By Mail: Complete, sign, date and promptly return this proxy card in the postage-paid envelope provided.
Vote By Phone—1-800-776-9437: Call toll-free (in the United States), using any touch-tone telephone, to transmit your voting instructions up until 11:59 P.M. Eastern Daylight Time on June 13, 2007. Have the proxy card in hand when you call and then follow the recorded instructions.
Vote By Internet—www.proxyvote.com: Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Daylight Time on June 13, 2007. Have the proxy card in hand when you access the web site and follow the instructions to create an electronic voting instruction form.
DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING BY TELEPHONE OR INTERNET
The Board of Directors recommends a vote for the nominees for director listed below.

Proposal 1:	To elect seven directors to serve for the ensuing year or until their successors are elected.
☐	For the nominees listed below (except as marked to the contrary below).

Nominees:	Robert Beck, M.D.; Jean Deleage, Ph.D.; Sylvie Grégoire, Pharm.D.; Michael Grey; John P. McKearn, Ph.D.; Edward E. Penhoet, Ph.D.; and Jean-Loup Romet-Lemonne, M.D.
☐	Withhold Authority. To withhold authority to vote for any nominee(s), write such nominee(s)’ name(s) below:
(Continued and to be signed on other side)

(Continued from other side)
The Board of Directors recommends a vote for Proposals 2 and 3.

Proposal 2:	To approve an amendment to the IDM Pharma, Inc. 2000 Stock Plan to increase the number of shares of IDM’s Common Stock available for issuance under such plan from 2,228,571 to 2,828,571 shares.

☐ For	☐ Against	☐ Abstain

Proposal 3:	To ratify the selection of the Audit Committee of the Board of Directors of Ernst & Young LLP, Independent Registered Public Accounting Firm, as the independent auditors of IDM for its fiscal year ending December 31, 2007.

☐ For	☐ Against	☐ Abstain

DATED

SIGNATURE(S)

Please sign exactly as your name appears hereon. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians and attorneys-in-fact should add their titles. If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title. If signer is a partnership, please sign in partnership name by authorized person.
Please vote, date and promptly return this proxy in the enclosed return envelope which is postage prepaid if mailed in the United States.